Exhibit 99(c)7

                                                                    Confidential
================================================================================

                                U.S. Timberlands

       Presentation to the Independent Committee of the Board of Directors

                                 August 2, 2001

                                           [LOGO] Dresdner Kleinwort Wasserstein

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

Table of Contents
================================================================================

1. Situation Overview

2. Overview of U.S. Timberlands

3. Strategic Process

4. Valuation Analysis

5. Appendix

   A. Klamath Projections / Financials

   B. Yakima Projections / Financials

   C. Discounted Cash Flow Analysis

   D. Cash Distribution Valuation Analysis

   E. Appraisal Valuation

   F. Comparable Companies Analysis

   G. Comparable Transactions Analysis

   H. Minority Close-out Analysis

   I. Equity Analyst Views

   J. WACC Analysis

                                           [LOGO] Dresdner Kleinwort Wasserstein

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

================================================================================

                             ----------------------
                               Situation Overview
                             ----------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein

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

                                                              Situation Overview

Assignment & Background
================================================================================

o U.S. Timberlands, L.P. (the "Company" or "UST") is a Delaware master limited partnership holding company

      o Primarily all of the Company's earnings are generated by its 99% owned operating subsidiary, U.S. Timberlands Klamath Falls, L.L.C. ("Klamath")

o     The Company has two classes of equity outstanding

      o Common units: 9.6 MM outstanding - 19% (1.8 MM) owned by the Company's senior management ("Senior Management")

      o Subordinated units: 3.2 MM outstanding - 100% owned by Senior Management and certain related persons

o On November 2, 2000, Senior Management announced that it was exploring alternatives to enhance shareholder value, including acquiring all of the publicly traded common units outstanding and taking the Company private

o     On  November  9,  2000,  the  Company's  Board  of  Directors   formed  an
      independent committee (the "Independent Committee" or the "Committee") to evaluate Senior Management's proposals for taking the Company private

o On May 10, 2001, the Company announced the terms of the proposed Senior Management buyout ("the Offer") and announced that it would suspend its cash distributions indefinitely

      o Public tender by an acquisition company for approximately 32% of the outstanding common units (3.1 MM units) for $7.75 per share in cash followed by the merger of the acquisition company with and into the Company with the conversion of the remaining 4.8 MM common units (not held by Senior Management) into the right to receive 9 5/8% redeemable senior subordinated notes issued by U.S. Timberlands, L.P. due 2007 (the "Subordinated Notes")

      o Following the acquisition, the Company would be reorganized to own 100% of Klamath and 100% of U.S. Timberlands Yakima, LLC ("Yakima"), which is currently 49% owned by the Company (and in which Klamath owns a preferred interest) - please refer to schematic diagram on page 8

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                     - 2 -
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                                                              Situation Overview

Assignment & Background (Cont'd)
================================================================================

o The Subordinated Notes issued to the common public unitholders would be issued by the Company and, therefore, would be structurally subordinated to all debt incurred or existing at Klamath and Yakima

      - Two levels subordinated to the $225 MM 9 5/8% Senior Notes due 2007 issued by Klamath (the "Klamath Notes"), which currently trade at 80% to par (implied YTM @ 14.7%)

      -     One level subordinated to the $95 MM debt to be incurred at Yakima

      - The indenture governing the Klamath Notes contains a covenant which restricts cash distributions to common and subordinated unitholders if EBITDDA does not equal or exceed 1.75x interest expense of $21.7 MM, or approximately $38 MM. Based on Senior Management's forecasts, the Company is not expected to realize the minimum EBITDDA necessary for cash distributions during the 2001-2007 forecast period. A majority vote of the bondholders would be necessary to amend the indenture of the Klamath Notes

o On June 7, 2001, the Independent Committee retained Dresdner Kleinwort Wasserstein, Inc. ("DrKW") as financial advisor to assist in evaluating the Offer

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                     - 3 -
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                                                              Situation Overview

Overview of Proposed Transaction
================================================================================

Terms

      Offer:              o   Cash: $3.05 (assumes  that  all public unitholders
      Two Components          tender their units and are treated equally)

                          o Debt: $4.70 (par value) of the 9 5/8% redeemable Senior Subordinated Notes issued by U.S. Timberlands, L.P. due 2007 (the "Subordinated Notes")

                          o In aggregate, the cash component will be $24 MM ($7.75 on 3.1 MM units) and the Subordinated Notes component will be par value $37 MM ($7.75 on 4.8 MM units)

      Structure:          o   Public  tender  by an  acquisition   company    of
                              approximately 32% of the outstanding  common units
                              (3.1 MM units) for $7.75 per unit in cash followed
                              by the merger of the acquisition  company with and
                              into  the  Company  with  the  conversion  of  the
                              remaining  4.8 MM common units (not held by Senior
                              Management)   into  the  right  to   receive   the
                              Subordinated Notes

                          o In connection with the proposed acquisition, it is contemplated that the Company would be reorganized such that it would (through certain intermediaries) own 100% of Yakima (which currently is 49% owned by the Company and in which Klamath has a preferred interest) and that Yakima (through its intermediaries) would own 100% of Klamath

                          o The Subordinated Notes issued by the Company would be structurally subordinate to any debt incurred at Yakima and any debt at Klamath, including the Klamath Notes and the $95 MM Yakima loan

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                     - 4 -

                                                              Situation Overview

================================================================================

Terms of the           Issuer:     Company (U.S. Timberlands, L.P.)
Subordinated Notes:    Issue:      Unsecured senior subordinated notes
                       Maturity:   Seven years
                       Interest:   9.625% per annum, payable in cash
                                   semi-annually in arrears
                       Redemption: May be redeemed at any time beginning two
                                   years after the issuance date

Financing Commitment:     o   The $24 MM cash  tender  would be  financed  by  a
                              loan provided by DG Bank (wrap guaranteed by MBIA) to Yakima, secured by Yakima's entire timber stock and timberlands and its 100% interest in Klamath

                          o   DG  Bank  provided   Yakima   with   a   financing
                              commitment (wrap guaranteed by MBIA) for up to $95 MM on July 16, 2001

Conditions:               o   Approval of the Offer by the Independent Committee

                          o   Receipt of financing


Other:                    o   As part  of the  transaction,  Senior   Management
                              anticipates  conducting a consent solicitation for
                              the  amendment  of  the  Klamath  Falls   covenant
                              restricting cash distributions

                          o The distribution limitation on the Klamath Notes would be modified to make cash earnings available for distribution to Yakima. Such distributions would be an important source of cash to service the interest expense of debt at the Yakima level

                          o   Excess at the Yakima level  would  be  distributed
                              to   pay   the   semi-annual   interest   of   the
                              Subordinated Notes issued by the Company

                          o If the consent solicitation for the amendment of the Klamath Notes covenant is not successful, the Yakima harvest rates, assuming Senior Management's projected prices, would need to be at least doubled in order to provide sufficient cash flow to service the Yakima debt and make cash distributions to the Company to service the interest expense of the Subordinated Notes

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                      -5-

                                                              Situation Overview
Overview of Proposed Transaction (Cont'd)
================================================================================

o MBIA is providing a wrap guarantee for the $95 MM loan from DG Bank to Yakima

      o The funds will go towards refinancing the existing Bank of Montreal loan at Yakima, funding the cash portion of Senior Management's proposal, paying for fees and funding working capital requirements

o The loan is secured by a mortgage on all of Yakima's timberlands as well as Yakima's 100% interest in Klamath (under the proposed structure)

o The loan, however, cannot exceed 75% of the appraised value of Yakima's timberland properties

      o As a result, the Company is in the process of transferring additional assets from Klamath to Yakima in order to increase Yakima's appraised value

      o Timberlands are valued on a quarterly basis (three times per year by the Company, once per year by an independent appraiser) and subject to diminution based on timber prices and harvest and growth rates

o Before any distributions can be made by Yakima to the Company, a schedule of priority payments must be made, which include repayment of all interest and any principal owed on the Yakima loan, any guaranty fees owed on the loan and other costs required to service the timberland properties

o     Principal on Yakima Loan set to be amortized beginning after three years

      o     Principal owed between years 4 through 12 ($9.6 MM per year)

      o Senior Management thinks that amortization could be effectively deferred until year twelve; otherwise this would further limit ability of Subordinated Note holders to recoup interest and principal

o Interest coverage ratio on consolidated basis (Yakima and Klamath) required to be greater than 1.3x (the interest expense used on the calculation excludes the insurance)

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                      -6-

                                                              Situation Overview
Sources and Uses of Funds for the Yakima Loan ($ in millions)
================================================================================

    Sources of Funds    Amount
    ----------------    ------
   DG Bank Loan             $95
   (Guaranteed by MBIA)
                        ------
   Total                 $95



            Use of Funds                                Amount
            ------------                                ------
Refinance Bank of Montreal Credit Facility                $52

Cash tender offer for 32% of outstanding common units     $24
(3.1 MM units)

Purchase Camp 9 cutting rights from Klamath               $12

Fees, consent solicitation, working capital                $7
                                                      ------------
                                     Total                $95

o     The DG Bank loan will provide financing for the Yakima level

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                      -7-

                                                              Situation Overview
Overview of Proposed Transaction
================================================================================

                        Existing Structure (as of 03/31/01)                               Proposed Structure
                        -----------------------------------                               ------------------

                --Senior Management--|           Public                                        Senior
                |         |          |             |                                          Management
                |         |          |             |                                              |
                |        100%        |19%         81%                                             |
                |         |          |             |                                             100%
                |         |          |             |                                              |
                |   Subordinated     |-----------Common                                           |
                |  3.2 MM units                9.7 MM units                                    --------
                |              \                                              $37 MM --------- COMPANY
                |               -------                                      Sub. Notes       --------
                51%  -----------COMPANY                                   Potential Rating:        | 100%
                |    |          -------                                     Caa1/CCC+              |
                |    |              |  ---|                                                   --------
                |    |              |     |Indenture                         $95 MM            YAKIMA
                |   49%            99%    |Restrictions                        Loan--------------LLC
                |    |              |     |on Distributions                     |              --------
                |    |              |  ---|                                     |                  |
                |    |          -------                          Distribution   |                  | 100% ---|
                |    |          KLAMATH-------------$225 MM      Restrictions---|                  |         |
                |    |            LLC              Sr. Notes       Reduced      |                  |         |
                |    |          -------            14.7% YTM                    |                  |         |
                |    |             |             Rating: B2/B+                  |                  | ---|
                |    |             |                                            |                 --------
                |    |             |                                         $225 MM               KLAMATH
                |    |             |                                        Sr. Notes----------------LLC
                |    |             |                                                              ---------
                |    |             |Preferred
                ------             |
   $52 MM(1)    YAKIMA             |
     Loan--------LLC----------------
                ------

----------
(1) Company intends to refinance the $52 MM loan (from Bank of Montreal) with a $70 MM loan issued by DG Bank and guaranteed by MBIA in early August.

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                      -8-

                                                              Situation Overview
DrKW Work Process
================================================================================

o Organizational teleconference meetings were held between DrKW and the Independent Committee in January 2001, before learning that Senior Management had not successfully secured financing for its proposal

o The Offer from Senior Management was received by the Independent Committee on May 10, 2001. The Independent Committee held an organizational teleconference meeting on May 16, 2001

o On June 7, 2001, the Committee briefed DrKW on its recent discussions with Senior Management and Senior Management's determination to move forward with the offer

o     DrKW met with Senior  Management  and  commenced its due diligence on June
      22, 2001

      o     Senior Management presented the Company's business plan to DrKW

      o The Klamath Falls 5-year business plan and assumptions were reviewed in detail, including:

            - Historical and projected timber prices and timber supply / demand conditions

            -     Future timber harvest volume expectations

      o Reviewed the proposed structure of the offer, particularly with respect to the Subordinated Notes

o During the weeks of June 24 and July 2, 2001, DrKW held several teleconference meetings with the Company's CFO to review the business plan projections in greater detail

o On July 9 and 10, 2001, DrKW performed due diligence in Klamath Falls, Oregon, including tours of selected properties and meetings with business managers

o During the week of July 9, 2001, DrKW received additional due diligence items from the Company, including independent appraisal reports of the Company's properties

o On July 18, 2001, DrKW held a teleconference meeting with the Independent Committee to update them on DrKW's progress in the due diligence process and to set a schedule for a formal presentation to the Independent Committee

o During the week of July 16, 2001, the Company provided DrKW with 5-year projections for Yakima

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                      -9-

                                                              Situation Overview

Overview of Management's Proposal ($ in millions, except per unit data)
================================================================================

o The Offer is being made with respect to the 7.9 MM common units outstanding and not already owned by Senior Management

o DrKW expects the Subordinated Notes issued in exchange for the common units to trade below par

---------------------------------------------------------------------------------------------------------
                                    Implied Market Capitalization of Initial Offer
---------------------------------------------------------------------------------------------------------
Nominal Offer Price                  $  7.75     $  7.75     $  7.75     $  7.75     $  7.75     $  7.75
% of Par on Subordinated Notes(1)        100%         90%         80%         70%         60%         50%
Actual Offer Price                   $  7.75     $  7.28     $  6.81     $  6.34     $  5.87     $  5.40
Total Units Outstanding(2)              12.9        12.9        12.9        12.9        12.9        12.9
                                     -------     -------     -------     -------     -------     -------
Implied Equity Market Value          $  99.7     $  93.6     $  87.6     $  81.5     $  75.5     $  69.4
Plus: Net Debt as of 3/31/01(3)        227.1       227.1       227.1       227.1       227.1       227.1
                                     -------     -------     -------     -------     -------     -------
Implied Adjusted Market Value        $ 326.7     $ 320.7     $ 314.6     $ 308.6     $ 302.5     $ 296.5
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                    Unit Price Premium Comparison to Initial Offer
---------------------------------------------------------------------------------------------------------
                                                                                           52 Week
                                                                                           -------
                                       1 Day     30 Days      60 Days     90 Days      High         Low
                                       -----     -------      -------     -------      ----         ---
Unit Price Prior to
   Announcement (11/02/00)(4)          $ 6.44     $10.25      $10.44      $ 9.69      $11.63      $ 4.75
        Premium @ $ 7.75                20.4%      (24.4%)     (25.7%)     (20.0%)     (33.4%)      63.2%
        Premium @ $ 6.34                (1.5%)     (38.2%)     (39.3%)     (34.6%)     (45.5%)      33.4%
        Premium @ $ 5.87                (8.8%)     (42.8%)     (43.8%)     (39.4%)     (49.5%)      23.5%
        Premium @ $ 5.40               (16.2%)     (47.3%)     (48.3%)     (44.3%)     (53.6%)      13.6%
   Median Premiums Paid (>50%)          27.0%       32.4%       28.2%       26.5%          --          --
   Implied U.S. Timberlands Unit Price $ 8.18      $13.57      $13.38      $12.25          --          --
---------------------------------------------------------------------------------------------------------

           Transaction                                             Transaction
            Multiples @ EBITDDA $ / MBF $ / Acre   Book Val.        Multiples @ EBITDDA $ / MBF $ / Acre Book Val.
            ----------- ------- ------- --------  ---------        ---------  -------- ------- -------- ---------
  LTM                    7.5x     $180   $488         1.9x                       7.0x    $167    $452    1.5x
2001E         $7.75     12.0x      N/A    N/A         2.3x            $5.87     11.1x    N/A     N/A     1.7x
2002E                   11.4x      N/A    N/A         3.1x                      10.6x    N/A     N/A     2.4x

  LTM                    7.1x     $170   $461         1.6x                       6.8x    $164    $442    1.3x
2001E         $6.34     11.3x      N/A    N/A         1.8x            $5.40     10.9x    N/A     N/A     1.6x
2002E                   10.8x      N/A    N/A         2.6x                      10.3x    N/A     N/A     2.2x

----------
(1) Note: The outstanding Klamath Notes ($225 MM Senior Notes due 2007), which are senior to the Subordinated Notes, currently trade at 80% of par with an implied YTM of 14.7%.

(2) 0.8 MM options outstanding have an average strike price of $13.75 and are significantly out-of-the-money.

(3)   Klamath Notes and bank overdraft.

(4) First announcement of management buyout possibility was made on 11/02/00; proposed terms were announced on 05/10/01 (unit price closed at $7.00).

                                          [LOGO] Dresdner Kleinwort Wasserstein

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                                      -10-

                                                              Situation Overview

Valuation Summary
================================================================================

Valuation Methodology

  [The following information was depicted as a chart in the printed material]

52-week low/high unit price                      $4.75        $6.88      $11.63
SSB Price Target                                 $6.00
Minority Close-out                               $7.73        $0.64       $8.37
Comparable Acquisition                           $4.21        $4.38       $8.59
Comparable companies                             $4.55        $3.43       $7.98
Dividend Valuation                               $8.00        $2.50      $10.50
Appraised Valuation                              $4.47        $5.76      $10.23
Discounted Cash Flow (Klameter Falls only)       $4.87        $4.16       $9.03

----------
Note: 07/27/01 Unit price = $5.50; unit price pre-announcement (11/02/00)=
      $6.44.

(1) Main appraisal conducted by Mason, Bruce & Gerard, Inc.; range represents 80% to 100% of appraised value.

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                      -11-

                                                              Situation Overview

Issues Under Proposed Structure
================================================================================

                                            --------
               $37 MM ---------             COMPANY
              Sub. Notes                    --------
           9 5/8% = $3.6 MM                    | 100%
     Potential Rating: Caal/CCC+               |
                                            --------
                    $95 MM                   YAKIMA
                 --  Loan------------          LLC
                 |   Coupon 4.6             --------
                 |   Ins.   1.8                 |
  Distribution   |         ----                 | 100%
  Restrictions---|         6.40%=$6.1 MM        |
    Reduced      |                              =
                 |                              |
                 |                              |
                 |                           --------
                 --  $225 MM                  KLAMATH
                    Sr. Notes---------------   LLC
                     9 5/8% = $21.7 MM       --------
                     14.7% YTM
                     Rating: B2/B+


                           2002    2003      2004
                           ----    ----      ----
Cash from Klam. / Yak      3.4      0.4      9.7
Interest on Notes         (3.6)    (3.6)    (3.6)
                          ----     ----     ----
Cash Available            (0.2)    (3.2)     6.1




Stand-alone EBITDDA        4.4      5.7      7.9
Interest and Fee          (6.1)    (6.1)    (6.1)
Capex                     (0.4)    (0.2)    (0.1)
Contrib. to Reserve(1)     0.0     (7.0)     0.0
                   --      ---     ----      ---
Stand-alone Cash Flow     (2.1)    (7.6)     1.7

Cash from Klamath          5.5      8.0      8.0



EBITDDA                   28.7     32.6     36.4
Interest                 (21.7)   (21.7)   (21.7)
Capex                     (1.5)    (1.0)    (1.7)
                          ----     ----     ----
Cash Flow                  5.5     10.0     13.0

Carve-out(2)               8.0      8.0      8.0

----------
(1) $9.5 MM cash reserve needed by 2003 for Yakima loan; the initial $2.5 MM assumed to be funded from Yakima loan proceeds.

(2) The Company is currently negotiating the annual limit on the amount of Klamath's cash earnings that can be distributed to Yakima; estimated to be $8.0 MM.

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                      -12-

                                                              Situation Overview
Proposed Camp 6 Timber Deed
================================================================================

o The Company is contemplating an exchange of certain assets with Yakima, and a sale of a timber deed to Yakima in exchange for cash

      o The Company would transfer the Camp 9 assets currently owned by Klamath to Yakima in exchange for most of the Camp 6 assets currently held by Yakima of equal value

      o Yakima would then purchase a timber deed for the Camp 6 assets from Klamath in the amount of $12 MM in cash and harvest timber at Camp 6 from 2001 through 2005

      o The Camp 6 assets being transferred contain approximately 80 MMBF in aggregate

o The cash received by Klamath could be used, among other things, to service the interest on the Klamath Notes

o Senior Management expects that Yakima would harvest the timber at Camp 6 at a 4-year run rate generating approximately $2 MM of EBITDDA in 2001 and $4 MM of EBITDDA per annum in 2002-2004

      o At the same time, Senior Management believes it would have sufficient flexibility under the Klamath Notes indenture to substantially maintain the projected harvest rates at Klamath through harvesting other timber outside the Camp 6 plots

      o Thus, the timber deed sale for the Camp 6 assets would improve the EBITDDA at Yakima, while not substantially deteriorating the EBITDDA at Klamath in the near term

o The proposed MBIA indenture requires that the total loans guaranteed at Yakima cannot exceed 75% of the appraised value of Yakima's timberland properties, its borrowing base

o The harvesting of the Camp 6 timber deed would reduce Yakima's borrowing base if prices were to remain constant

      o     However,   Senior  Management   believes  that  the  borrowing  base
            requirements would still be met due to the projected improvements in pricing

                                           [LOGO] Dresdner Kleinwort Wasserstein

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                                      -13-

                                                              Situation Overview

Issues Under Proposed Structure: Camp 6 Timber Deed
================================================================================

                                            --------
                                            COMPANY
               $37 MM ---------             --------
              Sub. Notes                       |100%
           9 5/8% = $3.6 MM                    =
     Potential Rating: Caal/CCC+               |
                                            --------
                    $95 MM                   YAKIMA
                 --  Loan------------          LLC
                 |   Coupon 4.6             --------
                 |   Ins.   1.8                 |
  Distribution   |         ----                 | 100%
  Restrictions---|         6.40%=$6.1 MM        |
    Reduced      |                              =
                 |                              |
                 |                              |
                 |                           --------
                 --  $225 MM                  KLAMATH
                    Sr. Notes---------------    LLC
                     9 5/8% = $21.7 MM       --------
                     14.7% YTM
                     Rating: B2/B+


                             2002       2003       2004
                             ----       ----       ----
Cash from Klam. / Yak         9.9        4.4       13.7
Interest on Notes            (3.6)      (3.6)      (3.6)
                             ----       ----       ----
Cash Available                6.3        0.8       10.1

Stand-alone EBITDDA           4.4        5.7        7.9
Timber Deed EBITDDA           4.0        4.0        4.0
Interest and Fee             (6.1)      (6.1)      (6.1)
Capex                        (0.4)      (0.2)      (0.1)
Contrib. to Reserve(1)        0.0       (7.0)       0.0
                              ---       ----        ---
Stand-alone Cash Flow         1.9       (3.6)       5.7

Cash from Klamath             8.0        8.0        8.0

EBITDDA                      28.7       32.6       36.4
Less: Lost Harvest            0.0        0.0        0.0
Interest                    (21.7)     (21.7)     (21.7)
Capex                        (1.5)      (1.0)      (1.7)
                             ----       ----       ----
Cash Flow                     5.5       10.0       13.0

Avail. Cash (Deed Sale)      12.0        9.5        9.5
Carve-out(2)                  8.0        8.0        8.0

------------
(1) $9.5 MM cash reserve needed by 2003 for Yakima loan; the initial $2.5 MM assumed to be funded from Yakima loan proceeds.

(2) The Company is currently negotiating the annual limit on the amount of Klamath's cash earnings that can be distributed to Yakima; estimated to be $8.0 MM.

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

                                            --------
                                            COMPANY
               $37 MM ---------             --------
              Sub. Notes                       |100%
           9 5/8% = $3.6 MM                    =
     Potential Rating: Caal/CCC+               |
                                            --------
                    $95 MM                   YAKIMA
                 --  Loan------------          LLC
                 |   Coupon 4.6             --------
                 |   Ins.   1.8                 |
  Distribution   |         ----                 | 100%
  Restrictions---|         6.40%=$6.1 MM        |
    Reduced      |                              =
                 |                              |
                 |                              |
                 |                           --------
                 --  $225MM                   KLAMATH
                     Sr. Notes--------------    LLC
                     9 5/8% = $21.7 MM       --------
                     14.7% YTM
                     Rating: B2/B+


                            2002     2003     2004
                            ----     ----     ----
Cash from Klam. / Yak       1.9     (3.6)     5.7
Interest on Notes          (3.6)    (3.6)    (3.6)
                           ----     ----     ----
Cash Available             (1.7)    (7.2)     2.1

Stand-alone EBITDDA         4.4      5.7      7.9
Timber Deed EBITDDA         4.0      4.0      4.0
Interest and Fee           (6.1)    (6.1)    (6.1)
Capex                      (0.4)    (0.2)    (0.1)
Contrib. to Reserve(1)      0.0     (7.0)     0.0
                            ---     ----      ---
Stand-alone Cash Flow       1.9     (3.6)     5.7

Cash from Klamath           0.0      0.0      0.0

EBITDDA                    28.7     32.6     36.4
Less: Lost Harvest          0.0      0.0      0.0
Interest                  (21.7)   (21.7)   (21.7)
Capex                      (1.5)    (1.0)    (1.7)
                           ----     ----     ----
Cash Flow                   5.5     10.0     13.0

Avail. Cash (Deed Sale)    12.0     12.0     12.0
Carve-out(2)                0.0      0.0      0.0

----------
(1) $9.5 MM cash reserve needed by 2003 for Yakima loan; the initial $2.5 MM assumed to be funded from Yakima loan proceeds.

(2) Assumes that the Company does not receive a carve-out to distribute cash from Klamath to Yakima.

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Fair Market Value of the Subordinated Notes

o Subordinated Notes offered in exchange for the common units should trade at a discount to par

      o The outstanding Klamath Notes ($225 MM 9 5/8% Senior Notes due 2007) trade at 80% of par with a 14.7% YTM and B2/B+ rating

      o The Subordinated Notes issued by the Company will be structurally subordinate by two levels to the Klamath Notes (see schematic diagram on p. 12)

      o At $37 MM face value, the Subordinated Notes likely would be illiquid and difficult for the holders to sell

o DrKW is of the view that the Subordinated Notes would have a YTM that is 500 - 750 basis points above the YTM of the Klamath Notes

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Indenture Restrictions on Available Cash to Service Pro Forma Debt

o Under Senior Management's projections, Yakima would not generate enough cash flows to service its own proposed $95 MM loan until 2004

o     However,   the  indenture  governing  the  Klamath  Notes  prohibits  cash
      distributions   unless  a  1.75x  interest  coverage  requirement  is  met
      (effectively, EBITDDA / Interest > 1.75x)

      o Given the $21.7 MM interest owed on the Klamath Notes, Klamath's EBITDDA must exceed $38 MM before any cash can be distributed to Yakima or to the Company

      o     Management  projects  Klamath's  EBITDDA to be less than $38 MM over
            the  next  five  years,   and   accordingly   has   suspended   cash
            distributions indefinitely

o As a result, an amendment of the Klamath Notes indenture is likely to be sought

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                              Situation Overview

Issues Under Proposed Structure (Cont'd) ($ in millions)
================================================================================


                                                                 ------------------------------------------------------------------
Pro Forma Credit Statistics                                                                   FYE 12/31
---------------------------                                      ------------------------------------------------------------------
                                                                 2001E       2002E     2003E     2004E     2005E     2006E    2007E
                                                                 -----       -----     -----     -----     -----     -----    -----
Parent Co    Cash Flow Available from Yakima / Klamath            $1.9        $3.4      $0.4      $9.7      $8.0      $8.1     $8.3
             Interest due on Notes @ 9.625%                        1.8         3.6       3.6       3.6       3.6       3.6      3.6
             Interest due on Revolver @ 6.400%                     0.0         0.0       0.1       0.1       0.0       0.0      0.0
                                                                 -----       -----     -----     -----     -----     -----    -----
             Shortfall                                            NA          (0.2)     (3.3)      NA         NA       NA       NA

             Debt: Notes                                          37.3        37.3      37.3      37.3      37.3      37.3     37.3
             Debt: Revolver                                        0.0         0.2       3.5       0.0       0.0       0.0      0.0
                                                                 -----       -----     -----     -----     -----     -----    -----
             Total Debt                                           37.3        37.5      40.8      37.3      37.3      37.3     37.3

             Total Consolidated Debt / EBITDDA                    10.6x       10.8x      9.4x      8.1x      8.7x      8.4x     8.1x
             EBITDDA / Total Consolidated Interest                 1.1x        1.1x      1.2x      1.4x      1.3x      1.4x     1.4x

Yakima       EBITDDA                                               6.5         4.4       5.7       7.9       6.2       6.3      6.5
             Less: Interest & Fee                                  6.2         6.1       6.1       6.1       6.1       6.1      6.1
             Less: Capex                                           0.4         0.4       0.2       0.1       0.1       0.1      0.1
             Less: Contribution to Reserve (10% of Loan Amount)    0.0         0.0       7.0       0.0       0.0       0.0      0.0
                                                                 -----       -----     -----     -----     -----     -----    -----
             Cash Flow                                            (0.0)       (2.1)     (7.6)      1.7       0.0       0.1      0.3

             Debt                                                 95.0        95.0      95.0      95.0      95.0      95.0     95.0
             Op Co* Debt / EBITDDA                                 9.5x        9.7x      8.4x      7.2x      7.8x      7.5x     7.3x
             Op Co* EBITDDA / Interest                             1.3x        1.3x      1.5x      1.7x      1.6x      1.6x     1.7x
             * Op Co includes both Klamath and Yakima

Klamath      EBITDDA                                              27.2        28.7      32.6      36.4      34.8      36.3     37.6
             Less: Interest                                       21.7        21.7      21.7      21.7      21.7      21.7     21.7
             1.0% Consent Solicitation Fee                         2.3         0.0       0.0       0.0       0.0       0.0      0.0
             Less: Capex                                           1.4         1.5       1.0       1.7       1.7       1.7      1.7
                                                                 -----       -----     -----     -----     -----     -----    -----
             Cash Flow                                             1.9         5.5      10.0      13.0      11.4      13.0     14.2
             Cash Flow Available to Yakima                         1.9         5.5       8.0       8.0       8.0       8.0      8.0
             Total Debt                                          225.0       225.0     225.0     225.0     225.0     225.0    225.0
             Debt / EBITDDA                                        8.3x        7.8x      6.9x      6.2x      6.5x      6.2x     6.0x
             EBITDDA / Interest                                    1.3x        1.3x      1.5x      1.7x      1.6x      1.7x     1.7x

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Indenture Restrictions on Increasing Harvest Rate

o The Klamath Notes indenture limits Klamath's ability to increase its harvest rates to compensate for any timber price fluctuations

      o The indenture requires that the average harvest rate not exceed more than 150 MMBF per year over any five year period

Amendment of Klamath Notes Indenture May be Costly

o     Majority approval required to amend the Klamath Notes covenants

      o Management estimates that the top five bondholders own 62% of the outstanding principal amount

o Bondholders have little financial incentive to approve an amendment to an indenture covenant which would significantly impair the creditworthiness of the security

Redemption of Klamath Notes Not Currently a Viable Option

o     The Klamath Notes cannot be redeemed prior to November 15, 2002

      o Beginning 11/15/02, the Company may redeem the Klamath Notes at a call price of 104 13/16%, declining to 100% at 11/15/05

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o     Principal on Yakima Loan set to be amortized beginning after three years

      o Principal repayments are currently scheduled beginning at the end of year 4. Senior Management currently assumes it would be able to refinance the debt in year 4

o Debt limitations and interest coverage covenants limit the ability to incur additional debt to finance any shortfall in cash flows currently projected by Senior Management

o Yakima loan amount cannot exceed 75% of the value of Yakima's timber and timberlands

      o     Potential to call on at least a portion of loan  (default) if timber
            and   timberlands   valuation  drop  due  to   deteriorating   price
            environment or harvesting above the sustainable yield

      o Potential restrictions on ability to continue transferring land from Klamath to Yakima to maintain Yakima's asset / property valuation o

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                              Situation Overview

Negotiating Issues
================================================================================

o Cash distributions may not be paid to subordinated unitholders (Senior Management) while any arrearages remain outstanding on the common units

      o     The  common   unitholders  are  entitled  to  a  "Minimum  Quarterly
            Distribution" (MQD) of $0.50 (or $2.00 per annum)


      o While any subordinated units still remain outstanding (the "Subordination Period"), any arrearages accumulating on the common units with respect to unpaid MQD must be paid out before any distributions are made on the subordinated units


      o The Subordination Period extends until the first day of any quarter beginning after December 31, 2002 in respect of which, among other things, distributions on the common and subordinated units with respect to the three consecutive four-quarter periods immediately preceding such date equaled or exceeded the sum of the minimum quarterly distributions owed on all such units during such period

o By virtue of their ownership interests in the Company, Senior Management may block a sale or liquidation of the Company

      o A majority vote of each of the subordinated and common is required to approve any merger or substantial asset sale

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                              Situation Overview

Sources and Uses of Funds ($ in millions)
================================================================================

Initial Investment / IPO
------------------------

                        Sources                               Value
-------------------------------------------                 ----------
 Senior Management Equity                                      $10.0

 Net Proceeds from Klamath Notes Offering                      217.4

 Net Proceeds from MLP Offering                                143.8

 Drawdown on Acquisition Facility                               24.1

 Cash on Hand                                                    5.9
                                                            ----------
 Total                                                        $401.2

                   Uses                                       Value
-------------------------------------------                 ----------
Weyerhauser Asset Purchase                                    $283.5

Ochoco Asset Purchase                                          110.0

Advisory Fee                                                     4.9

Management Fee                                                   2.8
                                                            ----------
Total                                                         $401.2



Post-IPO
--------

             Other Payments / Distributions to Senior Management
             ---------------------------------------------------
                 Year                   Distrib. on Subordinated(1)
                 ----                   ---------------------------

                 1997                            $1.0

                 1998                             8.6

                 1999                             8.6

                 2000                             8.6
                                        ----------------------------
                 Total                          $26.8


----------
(1) Excludes distributions to common units owned by Senior Management.

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                      ------------------------------------
                          Overview of U.S. Timberlands
                      ------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Company History
================================================================================

o The Company (U.S. Timberlands, L.P.) is a Delaware Master Limited Partnership formed in June 1997


o On November 19, 1997, UST acquired substantially all of the equity interests in Klamath and the business and assets of U.S. Timberlands Management Company, LLC ("Old Services") and completed its IPO of common units

      o     The IPO raised approximately $157.0 MM for UST

      o Concurrent with the IPO, Klamath and its wholly owned subsidiary, U.S. Timberlands Finance Corp. consummated the public offering of $225.0 million aggregate principal amount of unsecured senior notes with a coupon of 9 5/8%

      o Upon the closing of the acquisition, Old Services contributed its assets to U.S. Timberlands Services Company, LLC (the "General Partner"), in exchange for interests therein. Immediately thereafter, Klamath assumed certain indebtedness of U.S. Timberlands Holdings, LLC ("Holdings") and the General Partner contributed its timber operations to Klamath in exchange for a member interest in Klamath

      o The General Partner contributed all but a 1% member interest in Klamath to the Company in exchange for a general partner interest in the Company, the right to receive incentive distributions and 1,387,963 subordinated units representing limited partner interests in the Company, and Holdings contributed all of its interest in Klamath to the Company in exchange for 2,894,157 Subordinated Units.

      o As a result of such transactions, Klamath became the operating company and the General Partner owns an aggregate 2% interest in the Company and Klamath on a combined basis, and the right to receive incentive distributions; Old Services owns 1,244,565 subordinated units; Holdings owns 2,894,157 subordinated units; and certain founding directors of the General Partner own an aggregate of 143,398 subordinated units

o     Certain major asset acquisitions:

      o In August 1996, Klamath acquired approximately 604,000 acres of timberland (1.9 BN BF) from Weyerhaeuser for $283.5 MM

      o In July 1997, Klamath acquired approximately 42,000 fee acres of timberland and cutting rights on approximately 3,000 acres of timberland (280 MM BF) from Ochoco Lumber Company for $110.0 MM

      o     In  May,  1999,  Yakima  acquired   approximately  56,000  acres  of
            timberland (480 MM BF) from Boise Cascade for $60.0 MM

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Financial Summary ($ in millions)
================================================================================

===================================================================================================
                                                    Historical                     Projected(1)
                                                    ----------                     ------------
FYE 12/31                               1998       1999      2000       LTM        2001       2002
===================================================================================================
Revenue                               $ 71.3     $ 77.0     $ 75.6     $ 73.2     $ 68.4     $ 65.7
Cost of Goods Sold                      44.5       40.4       51.3       53.2       61.4       47.9
                                      ------     ------     ------     ------     ------     ------
Gross Profit                            26.8       36.6       24.3       19.9        7.0       17.8
SG&A                                    10.5        8.5        8.4        9.0        8.4        8.4
                                      ------     ------     ------     ------     ------     ------
Equity in Income of Affiliates           0.0        0.9       (2.0)       0.1       (0.6)      (0.2)
EBIT                                    16.3       28.1       15.9       10.9       (1.4)       9.4
Net Interest Expense                    21.7       21.4       21.5       21.5       21.7       21.7
Amortization of Financing Fees           0.7        0.7        0.7        0.7        0.7        0.7
Min. / GP / Other Interest               0.2       (1.1)      (0.2)      (0.3)       0.0        0.0
                                      ------     ------     ------     ------     ------     ------
Net Income to Unit Holders            ($48.8)    ($56.0)    ($47.6)    ($41.1)    ($29.3)    ($39.6)
Earnings Per Unit                     ($3.79)    ($4.35)    ($3.70)    ($3.19)    ($2.28)    ($3.08)
Average Weighted Units Outstanding      12.9       12.9       12.9       12.9       12.9       12.9
---------------------------------------------------------------------------------------------------
EBIT                                    16.3       28.1       15.9       10.9       (1.4)       9.4
Depreciation, Depletion and Amort       21.9       23.3       28.8       29.9       20.6       19.3
Cost of Timber and Property Sales        5.9        0.0        2.6        2.6        8.0        0.0
                                      ------     ------     ------     ------     ------     ------
EBITDDA                               $ 44.2     $ 51.5     $ 47.3     $ 43.5     $ 27.2     $ 28.7
Capital Expenditures                     0.6        1.0        2.3        6.3        1.4        1.4
                                      ------     ------     ------     ------     ------     ------
Free Cash Flow (FCF)                    43.5       50.5       45.0       37.1       25.8       27.3
===================================================================================================

================================================================================
                             Margins & Growth Rates
================================================================================
Sales Growth      (7.8%)     7.9%     (1.8%)      --      (9.5%)    (4.0%)
EBITDDA           61.9%     66.8%     62.6%     59.4%     39.7%     43.7%
EBIT              37.6%     47.6%     32.1%     27.3%     10.3%     27.1%
Net Income       (68.4%)   (72.7%)   (62.9%)   (56.2%)   (42.9%)   (60.3%)
Free Cash Flow    61.0%     65.5%     59.5%     50.7%     37.7%     41.6%
================================================================================

============================================================================================
                                                   Ratios
============================================================================================
Book Equity              $116.9      $ 97.2      $ 67.1      $ 51.8      $ 44.2      $ 31.8
Return on Book Equity     (41.7%)     (57.6%)     (70.9%)     (79.3%)     (66.3%)    (124.5%)
Total Book Assets         350.7       327.7       300.9       291.3       272.9       260.5
Return on Book Assets     (13.9%)     (17.1%)     (15.8%)     (14.1%)     (10.8%)     (15.2%)
============================================================================================

============================================================================================
                                LTM Capitalization and Credit Ratios
============================================================================================

EBITDDA / Interest              EBIT / Interest       Book Debt / EBIT      Book Debt / EBITDDA
------------------              ---------------       ----------------      -------------------
       2.0x                          0.5x                   20.8x                   5.2x
     Book Ratios           Market Ratios
     -----------           -------------
D / E   D / (D + E)     D / E     D / (D + E)           Mrkt Debt / EBIT      Mrkt Debt / EBITDDA
-----   -----------     -----     -----------           ----------------      -------------------
438.4%     81.4%        260.0%       72.2%                   16.9x                   4.2x
============================================================================================

================================================================================
                                Market Capitalization
================================================================================
Unit Price as of 7/27/01                             $  5.50
   52 week High / Low ($11.63 / $4.75)
Units outstanding as of 3/31/01                         12.9
                                                     -------
Pre-diluted Equity Value                             $  70.7

Equity Options Outstanding from 12/31/00 10-K            0.8
Weighted Average Strike Price from 12/31/00 10-K     $ 13.75
                                                     -------
Option Value                                             0.0

Total Equity Value                                   $  70.7

Plus: Debt from 3/31/01 10-Q                           227.1
Plus: Minority Interest from 3/31/01 10-Q                0.0
Less: Cash and Cash Equivalents from 3/31/01 10-Q        0.0
                                                     -------
                                                     $ 227.1

Enterprise Value (debt @ book)                       $ 297.8

Less: Discount on debt book value as of 7/27/01         43.1

Enterprise Value (debt @ market)                     $ 254.6
================================================================================

================================================================================
                     Market Trading Multiples (debt @ book)
================================================================================
                      Adjusted Market Value                Market Value as a
                        as a multiple of:                     multiple of:
                        -----------------                     ------------
                                                             Net       Book
               Sales  EBITDDA        EBIT      FCF          Income     Value
               -----  -------        ----      ---          ------     -----
LTM            4.1x     6.9x         27.3x     8.0x           NM        1.4x
2001           4.4x    11.0x         NM       11.5x           NM        1.6x
2002           4.5x    10.4x         31.8x    10.9x           NM        2.2x
================================================================================

                      Market Trading Multiples (debt @ market)

                      Adjusted Market Value                Market Value as a
                        as a multiple of:                     multiple of:
                        -----------------                     ------------
                                                             Net       Book
               Sales  EBITDDA        EBIT      FCF          Income     Value
               -----  -------        ----      ---          ------     -----
LTM            3.5x     5.9x         23.3x     6.9x           NM        1.4x
2001           3.7x     9.4x         NM        9.9x           NM        1.6x
2002           3.9x     8.9x         27.2x     9.3x           NM        2.2x
================================================================================

----------
(1) Based on Senior Management's July 2001 projections.

                                           [LOGO] Dresdner Kleinwort Wasserstein

--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Unit Price and Volume History Since IPO
================================================================================

  [The following information was depicted as a chart in the printed material]

                                             Volume
                                  Price       (000)      Series 3
                                  -----      ------      --------
               11/14/1997         21.375     1451.3        21.38
                 3/9/1998        21.0625       36.5
                6/25/1998        17.6875       71.3
               10/13/1998        15.0625       20.7
                 2/2/1999       14.28125       38.7
                5/21/1999         13.375          9
                 9/9/1999        12.3125       23.7
               12/28/1999        9.90625       72.7
                4/14/2000        9.65625       31.1
                 8/3/2000       10.28125        9.2
               11/20/2000       7.390625       83.1
                3/13/2001         7.8125       19.5
                6/29/2001           5.66       21.1

1   11/14/97   UST completed an initial public offering of 7.5 million shares at
               $21.00 per share raising approximately $157 MM

2   04/23/98   UST announced its first distribution to unit holders of $0.73 per unit

3   06/29/98   UST announced that its corporate operating plan is on track and that a distribution of $0.50 per unit per quarter was expected to continue

4   02/17/99   UST restated 1998 2nd and 3rd Quarter financial statements after overstating revenues

5   04/21/99   UST announced a unit buyback equal to 20% of the outstanding float

6   06/09/99   UST announced the acquisition of 56,000 acres from Boise Cascade for $60 MM

7   08/20/99   UST Senior Notes placed under review by Moody's for possible downgrade from B1

8   11/02/00   UST announced that Senior Management was exploring a
               privatization

9   02/08/01   UST announced the conversion of approximately 1.1 MM subordinated units

10  05/10/01   UST suspended its quarterly distribution to unit holders

11  06/18/01   UST announced the receipt of a financing commitment for its management led going private proposal

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Unit Price and Volume History: Last 12 Months
================================================================================

   [The following information was depicted as a chart in the printed material]

                                             Volume
                                 Price        (000)
                                 -----       ------
                7/11/2000       10.4375       10.3
                8/15/2000         10.75       52.9
                9/20/2000       10.3125       26.6
               10/25/2000          8.25        112
               11/30/2000          6.75       42.9
                 1/8/2001       8.15625       57.4
                2/13/2001        7.5625       20.4
                3/21/2001        7.6875       14.6
                4/26/2001         7.065       58.2
                 6/1/2001          5.63       56.8
                 7/9/2001          5.82        9.8

1   10/18/00  UST announced 3rd quarter 2000 EBITDDA of $6.7 MM versus $17.7 MM in the 3rd quarter of 1999

2   11/02/00  UST announced that a group of senior management was exploring a privatization

3   11/09/00  UST announced the formation of a Special Committee to evaluate the management proposal to take the company private

4   12/22/00  UST announced expected revenues of $77 MM and EBITDDA of $50 MM for the 2000 fiscal year

5   01/25/01  UST announced an EBITDDA increase of $5.3 MM in the 4th Quarter of
              2000 over the EBITDDA of  the 4th Quarter of 1999

6   02/08/01  UST announced the conversion of approximately 1.1 MM subordinated units to common units

7   02/28/01  UST revised cash flow and operating results for fiscal year 2000 by lowering EBITDDA results by $0.7 MM

8   05/10/01  UST suspended its quarterly distribution to unit holders

9   06/07/01  UST announced the selection of DrKW and Richards, Layton & Finger as advisors to the Special Committee

10  06/18/01  UST announced the receipt of a financing commitment for its management led going private proposal


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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Klamath Notes Price History Since IPO
================================================================================

   [The following information was depicted as a chart in the printed material]

                                             Close
                     11/14/1997                101
                       3/6/1998             104.25
                      6/23/1998              102.5
                      10/8/1998             97.625
                      1/27/1999              101.5
                      5/14/1999              101.5
                      8/31/1999             96.688
                     12/16/1999             92.125
                       4/4/2000                 93
                      7/21/2000             90.875
                      11/6/2000                 77
                      2/26/2001                 80
                      6/13/2001                 82

                 Daily from November 14, 1997 to July 24, 2001

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

1997 vs. 2000 Price Forecast Comparison
================================================================================

--------------------------------------------------------------------------------
        RISI's price projections for the Company's key species have been dramatically reduced since the Company's IPO in 1997
--------------------------------------------------------------------------------

   [The following information was depicted as a chart in the printed material]

                                                        1992   1993   1994   1995   1996   1997   1998   1999   2000   2001   2002
                                                        ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Dec '97 RISI Price Forecast for Ponderosa Pine ($/MBF)   543    514    328    140    187    167    201    210    262    285    227
Dec '00 RISI Price Forecast for Ponderosa Pine ($/MBF)   543    514    328    140    187    165    114    146    141    123    118

                                                        1992   1993   1994   1995   1996   1997   1998   1999   2000   2001   2002
                                                        ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Dec '97 RISI Price Forecast for Dougal Fir ($/MBF)       443    563    653    470    418    403    364    374    459    511    489
Dec '00 RISI Price Forecast for Dougal Fir ($/MBF)       443    563    653    470    418    412    248    276    286    258    234

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Distribution of Volume
================================================================================

                            Various Prices Since IPO
--------------------------------------------------------------------------------

   [The following information was depicted as a chart in the printed material]

                 Distribution of Volume (000)  Cumulative Distribution of Volume
                 ----------------------------  ---------------------------------
$5.00-$7.00                 4,646.2                          11.4%
$7.01-$9.00                 4,315.6                          21.9%
$9.01-$11.00                7,997.6                          41.4%
$11.01-$13.00               3,936.7                          51.1%
$13.01-$15.00               5,132.7                          63.6%
$15.01-$17.00               1,817.2                          68.1%
$17.01-$19.00               1,307.6                          71.2%
$19.01-$21.00               4,064.5                          81.2%
$21.01 and above            7,699.6                         100.0%

                          Various Prices Last 12 Months
--------------------------------------------------------------------------------

   [The following information was depicted as a chart in the printed material]

                 Distribution of Volume (000)  Cumulative Distribution of Volume
                 ----------------------------  ---------------------------------
$5.00-$5.75                 1,517.3                          14.2%
$5.76-$6.50                 2,096.9                          33.8%
$6.51-$7.25                 1,930.1                          51.9%
$7.26-$8.00                 1,918.6                          69.8%
$8.01-$8.75                 1,291.6                          81.9%
$8.76-$9.50                   219.3                          84.0%
$9.51-$10.25                1,019.7                          93.5%
$10.26-$11.00                 565.3                          98.8%
$11.01 and above              127.7                         100.0%

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Indexed Unit Price Performance
================================================================================

   [The following information was depicted as a chart in the printed material]

                                     S&P Small-cap       Comparable
                      U.S.          Paper & Forest         Timber
   Date           Timberlands           Index            Companies
   ----           -----------       --------------       ----------
11/14/1997               100                 100               100
 2/27/1998          97.68116           101.34962         108.70358
 6/12/1998          93.09429             97.4157          99.26769
 9/25/1998          77.13292            72.13041            90.505
  1/8/1999          71.69233              79.409          89.00116
 4/23/1999          74.25277            74.07491          94.77405
  8/6/1999          78.57256             77.8796          96.23104
11/19/1999          64.62348            76.99493           86.3863
  3/3/2000          59.62285            68.60378           77.3359
 6/16/2000          61.87165            71.40727          86.57976
 9/29/2000          70.61593               67.12          71.96174
 1/12/2001          57.39474            62.51143            74.204
 4/27/2001          55.21056            51.90208            70.728

----------
(1) Comparable timber companies include: Crown Pacific, Deltic Timber, Plum Creek and Pope Resources.

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Ownership Summary
================================================================================

                                       Common             % of         Subordinated          % of
                                       Units             Common           Units           Subordinated    Total Units    % of Total
                                     Held ('000s)      Units Held       Held ('000s)       Units Held     Held ('000s)    Units Held
                                     ------------      ----------       ------------       ----------     ------------    ----------
Insiders (1)
U.S. Timberlands Holdings, LLC          723.5             7.5%             2,170.6            67.6%          2,894.2         22.5%
U.S. Timberlands Co., LLC               311.1             3.2%               933.4            29.1%          1,244.6          9.7%
Rudey Timber Company, LLC               306.6             3.2%                 0.0             0.0%            306.6          2.4%
U.S. Timberlands Services Co., LLC      189.0             2.0%                 0.0             0.0%            189.0          1.5%
John M. Rudey                           248.1             2.6%                 0.0             0.0%            248.1          1.9%
George Hornig                            12.0             0.1%                36.1             1.1%             48.2          0.4%
Other Insiders                            0.0             0.0%                71.4             2.2%             71.4          0.6%
                                      -------            ----              -------           -----           -------         ----
Total Insiders                        1,790.4            18.6%             3,211.6           100.0%          5,002.0         38.9%

Institutional (2)
Taunus Corp.                             72.1             0.7%                 0.0             0.0%             72.1          0.6%
Citigroup Inc.                           12.1             0.1%                 0.0             0.0%             12.1          0.1%
U.S. Trust                                6.5             0.1%                 0.0             0.0%              6.5          0.1%
Fidelity Management                       6.0             0.1%                 0.0             0.0%              6.0          0.0%
Legg Mason                                4.1             0.0%                 0.0             0.0%              4.1          0.0%
T. Rowe Price                             0.9             0.0%                 0.0             0.0%              0.9          0.0%
CA State Auto Assn                        0.6             0.0%                 0.0             0.0%              0.6          0.0%
                                      -------            ----              -------           -----           -------         ----
Total Institutional                     102.3             1.1%                 0.0             0.0%            102.3          0.8%

Other Unitholders                     7,755.3            80.4%                 0.0             0.0%          7,755.3         60.3%

Total Units Outstanding               9,648.0           100.0%             3,211.6           100.0%         12,859.6        100.0%

----------------------------------------------------------------------------------------------------------------------------------
Units not Controlled by Insiders      7,857.6            81.4%                 0.0             0.0%          7,857.6         61.1%
----------------------------------------------------------------------------------------------------------------------------------

-----------
(1) Source: Insider holdings derived from the Company's 10-K (12/31/00) and Form 4 filings (5/31/01), in addition to Bloomberg and CDA reports.

(2) Source: Institutional holdings derived from the Company's 10-K (12/31/00), Bloomberg and CDA reports.


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--------------------------------------------------------------------------------

================================================================================

                        -------------------------------
                                Strategic Process
                        -------------------------------

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--------------------------------------------------------------------------------

                                                                Stategic Process

Possible Strategic Options for the Special Committee
================================================================================


                    -------------------------------------------
                    Potential Independent Committee Responses
                       to the Offer from Senior Management
                    -------------------------------------------

                            -------------------------
                                   Decline to
                               Recommend the Offer
                            -------------------------

o May be best option if either unitholder value is maximized by pursuing the existing business plan or the proposal is not fair and cannot be improved to a fair level

o     Potentially prevents a loss of unitholder value

o Senior Management may, depending on the circumstances, still be able to pursue its offer, leaving the public the ability to decide

o Senior Management may be able to renegotiate terms of the Klamath Notes indenture

                            -------------------------
                                Accept the Offer
                            -------------------------

o     Gives unitholders immediate liquidity

o     However,   may  preclude  public  unitholders  from  benefiting  from  the
      Company's potential turnaround or growth

o Removes the Company from Wall Street's scrutiny, freeing management to realize its strategic plan

                            -------------------------
                            Negotiate to Improve the
                            Price and/or Other Terms
                                  of the Offer
                            -------------------------

o     Increases unitholder value and gives unitholders immediate liquidity

o     Same benefits as accepting the proposal plus greater value for unitholders

o     Flexibility to decline to recommend if improvement in Offer is inadequate

                            -------------------------
                            Recommend Other Action to
                            Maximize Unitholder Value
                            -------------------------

o     Explore  a sale  of  the  Company  to a  third  party  other  than  Senior
      Management  --  Full  or  limited  auction

o Cannot accomplish without Senior Management's support since they can block a sale or liquidation of the Company

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--------------------------------------------------------------------------------

                                                               Strategic Process

Alternatives to Common Unitholders Under Existing Structure
================================================================================

o If the Klamath Notes are repurchased, then as the outstanding principal on the Klamath Notes decreases, it becomes easier to meet the 1.75x interest coverage requirements and thereby make cash distribution payments, assuming a favorable operating environment

o If the cash is reinvested by Klamath in the business, then its EBITDDA should increase again making cash distribution payments more likely, assuming a favorable operating environment

o The Company also can attempt to renegotiate the terms of the Klamath indenture with bondholders and reduce the interest coverage requirements, especially during the near term

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--------------------------------------------------------------------------------

                                                               Strategic Process

================================================================================

o     Excess cash flow accumulates in cash account

      o     Cash balances earn interest income at 4.00%

      o The Company may exceed the 1.75x EBITDDA / Interest ratio and may be able to pay out cash distributions to common unitholders (including arrearages) in 2006

                                                 ------------------------------------------------------------
                                                                              FYE 12/31
                                                 ------------------------------------------------------------
Klamath Stand-alone                                2001E    2002E    2003E    2004E    2005E    2006E    2007E
-------------------                                -----    -----    -----    -----    -----    -----    -----
   Klamath Stand-Alone EBITDDA                     27.2     28.7     32.6     36.4     34.8     36.3     37.6
   Plus: Proceeds from Business Reinvestments       0.0      0.0      0.0      0.0      0.0      0.0      0.0
   Less: Interest Expense                          21.7     21.7     21.7     21.7     21.7     21.7     21.7
   Plus: Interest Income                            0.1      0.3      0.6      1.1      1.7      2.2     (1.1)
   Less: Capex                                      1.4      1.5      1.0      1.7      1.7      1.7      1.7
   Less: Consent Solicitation                       0.0      0.0      0.0      0.0      0.0      0.0      0.0
   Net Cash Flow                                    4.2      5.8     10.6     14.1     13.0     15.2     13.1
                                                 ------   ------   ------   ------   ------   ------   ------
   Fixed Coverage Ratio                            1.26x    1.34x    1.53x    1.73x    1.68x    1.78x    1.68x

   Minimum Fixed Coverage Ratio                    1.75x    1.75x    1.75x    1.75x    1.75x    1.75x    1.75x
   Is Fixed Coverage Ratio Met?                       N        N        N        N        N        Y        N

   Cash to Distribution                             0.0      0.0      0.0      0.0      0.0     61.7      0.0
   ----------------------------------------------------------------------------------------------------------
   Distribution per Common Unit                  $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 6.40   $ 0.00
   ----------------------------------------------------------------------------------------------------------
   Minimum Annual Distribution per Common Unit   $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00
   Distribution Arrearage                        $ 2.00   $ 4.00   $ 6.00   $ 8.00   $10.00   $ 5.60   $ 7.60
   ----------------------------------------------------------------------------------------------------------
   Distribution per Subordinated Unit            $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 0.00
   ----------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

================================================================================

                         NPV of Estimated per Unit Price in 2006
                         ---------------------------------------

Discount Rate @ 15.0%
                                          2006 Distribution per Common Unit
                                    --------------------------------------------
                                    $1.00      $1.25    $1.50     $1.75    $2.00
                                    --------------------------------------------
                          8.0%      $6.66      $8.33   $10.00    $11.66   $13.33
  Yield at               10.0%      $5.33      $6.66    $8.00     $9.33   $10.66
Which Units              12.0%      $4.44      $5.55    $6.66     $7.78    $8.89
Would Trade              14.0%      $3.81      $4.76    $5.71     $6.66    $7.62
                         16.0%      $3.33      $4.17    $5.00     $5.83    $6.66
                                    --------------------------------------------

                         NPV of Estimated per Unit Price in 2006
                         ---------------------------------------

Discount Rate @ 20.0%

                                        2006 Distribution per Common Unit
                                    --------------------------------------------
                                    $1.00      $1.25    $1.50     $1.75    $2.00
                                    --------------------------------------------
                          8.0%      $5.50      $6.88    $8.25     $9.63   $11.01
  Yield at               10.0%      $4.40      $5.50    $6.60     $7.70    $8.80
Which Units              12.0%      $3.67      $4.59    $5.50     $6.42    $7.34
Would Trade              14.0%      $3.14      $3.93    $4.72     $5.50    $6.29
                         16.0%      $2.75      $3.44    $4.13     $4.82    $5.50
                                    --------------------------------------------

                         NPV of Estimated per Unit Price in 2006
                         ---------------------------------------

Discount Rate @ 25.0%

                                          2006 Distribution per Common Unit
                                    --------------------------------------------
                                    $1.00      $1.25    $1.50     $1.75    $2.00
                                    --------------------------------------------
                          8.0%      $4.58      $5.72    $6.87     $8.01    $9.16
  Yield at               10.0%      $3.66      $4.58    $5.50     $6.41    $7.33
Which Units              12.0%      $3.05      $3.82    $4.58     $5.34    $6.11
Would Trade              14.0%      $2.62      $3.27    $3.93     $4.58    $5.23
                         16.0%      $2.29      $2.86    $3.43     $4.01    $4.58
                                    --------------------------------------------

                         NPV of Estimated per Unit Price in 2006
                         ---------------------------------------

Discount Rate @ 30.0%

                                         2006 Distribution per Common Unit
                                    --------------------------------------------
                                    $1.00      $1.25    $1.50     $1.75    $2.00
                                    --------------------------------------------
                          8.0%      $3.84      $4.80    $5.76     $6.72    $7.68
  Yield at               10.0%      $3.07      $3.84    $4.61     $5.37    $6.14
Which Units              12.0%      $2.56      $3.20    $3.84     $4.48    $5.12
Would Trade              14.0%      $2.19      $2.74    $3.29     $3.84    $4.39
                         16.0%      $1.92      $2.40    $2.88     $3.36    $3.84
                                    --------------------------------------------


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--------------------------------------------------------------------------------

================================================================================

                        -------------------------------
                               Valuation Analysis
                        -------------------------------

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--------------------------------------------------------------------------------

                                                              Valuation Analysis

Summary Valuation ($ in millions)
================================================================================

                                                                                                Enterprise Value /
   Valuation                    Enterprise    Equity        Equity Value       ---------------------------------------------
  Methodology                    Value(1)      Value          per Unit         2001 EBITDDA           MBF               Acre
  -----------                    --------      -----          --------         ------------           ---               ----
DCF (Unlevered FCF)            $290 - $343   $63 - $116    $4.87  -  $9.03     10.7x - 12.6x      $161 - $191       $521 - $617
------------------------------------------------------------------------------------------------------------------------------------
DCF (Dividends)                 330 -  362   103 -  135    $8.00  - $10.50     12.1x - 13.3x      $183 - $201       $593 - $651
------------------------------------------------------------------------------------------------------------------------------------
Comparable Companies            286 -  330    59 -  103    $4.55  -  $7.98     10.5x - 12.1x      $159 - $183       $514 - $593
------------------------------------------------------------------------------------------------------------------------------------
Asset Acquisitions              281 -  338    54 -  110    $4.21  -  $8.59     10.3x - 12.4x      $156 - $188       $506 - $607
------------------------------------------------------------------------------------------------------------------------------------
Minority Close-outs             326 -  335    99 -  108    $7.73  -  $8.37     12.0x - 12.3x      $181 - $186       $587 - $602
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Value                 285 -  357    57 -  130    $4.47  - $10.23     10.5x - 13.1x      $158 - $198       $512 - $642
------------------------------------------------------------------------------------------------------------------------------------
Salomon Smith Barney                   304           77              $6.00             11.2x             $169              $547
------------------------------------------------------------------------------------------------------------------------------------
Unit Price as of 07/27/01              298           71              $5.50             11.0x             $165              $536
------------------------------------------------------------------------------------------------------------------------------------
52-Week High/Low                288 -  377    61 -  149    $4.75  - $11.63     10.6x - 13.8x      $160 - $209       $518 - $677
------------------------------------------------------------------------------------------------------------------------------------

----------
(1) Net debt @ $227.1 MM as of March 31, 2001.

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--------------------------------------------------------------------------------

                                                              Valuation Analysis
Valuation Notes
================================================================================

o     Appraisal Valuation

      o Klamath-Yakima transfers included on pro forma basis, although this has no impact on total valuation

      o Equity values derived by using most recently reported capital structure (debt, cash, preferred) - Yakima as of 12/31/00, Klamath as of 3/31/01

o     Klamath Falls DCF

      o     Management projections as of 12/31/00

      o     Discount rate at 8.5% to 9.5%;  compared to  management  estimate of
            8.0%

      o Assumes unlevered free cash flows are immediately available for distribution

      o     Tax effected at 38%

      o     Balance sheet as of 3/31/01

o     Yakima DCF

      o Management projections as of 7/10/01, income statement and balance sheet include transfers

      o     Discount rate at 8.5% to 9.5%;  compared to  management  estimate of
            8.0%

      o Valuation of unlevered free cash flows, so assumes immediate access to free cash

      o     Tax effected at 38%

o     Cash Distribution Stream Valuation

      o     DCF of projected cash distribution stream

      o     Discount rate at 9.0% to 10.0%;  compared to management  estimate of
            8.0%

      o     No cash distribution expected from Klamath until 2006

      o     No distributions from Yakima

      o     Tax effected at 20%

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--------------------------------------------------------------------------------

================================================================================


                               ------------------
                                    Appendix
                               ------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                      -------------------------------------
                        Klamath Projections / Financials
                      -------------------------------------

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--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Income Statement ($ in millions)
================================================================================

                                          -----------------------------------------------------------------------------------
                                                                              FYE 12/31
                                          -----------------------------------------------------------------------------------
                                          1998    1999     2000    2001E    2002E     2003E   2004E    2005E    2006E   2007E
                                          ----    ----     ----    -----    -----     -----   -----    -----    -----   -----
Log Sales                              $  63.6  $  76.6  $  72.3  $  59.8  $  58.4  $  60.7  $  61.8  $  59.3  $  62.4  $  63.7
Timberland Sales                           6.3      0.0      2.8      8.0      0.0      0.0      0.0      0.0      0.0      0.0
Small Log Sales                            0.0      0.0      0.0      0.0      6.7      5.3      5.5      5.5      5.5      5.5
By-products and other                      1.4      0.4      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6
                                       -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Total Revenue                             71.3     77.0     75.6     68.4     65.7     66.6     67.9     65.4     68.5     69.7

Log and Haul Costs                        16.7     17.1     19.9     30.8     26.6     23.6     21.3     20.4     21.9     21.9
Cost of Timber & Property Sales            5.9      0.0      2.6      8.0      0.0      0.0      0.0      0.0      0.0      0.0
Forest Expenses                            0.0      0.0      0.0      2.0      2.0      1.9      1.8      1.8      1.8      1.8
Depreciation, Depletion and Amort         21.9     23.3     28.8     20.6     19.3     17.1     15.9     15.2     15.9     15.9
                                       -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Gross Profit                              26.8     36.6     24.3      7.0     17.8     23.9     28.9     27.9     28.9     30.2

SG&A                                      10.5      8.5      8.4      8.4      8.4      8.4      8.4      8.4      8.4      8.4
Business Reinvestment of Excess Cash       0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                       -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
EBIT                                      16.3     28.1     15.9     (1.4)     9.4     15.5     20.5     19.5     20.5     21.7

Less: Gross Interest Expense              21.7     21.4     21.5     21.7     21.7     21.7     21.7     21.7     21.7     21.7
Plus: Equity in (Income)/Loss
   of Affiliates                           0.0      0.9     (2.0)    (0.6)    (0.2)     0.4     (0.3)    (0.3)    (0.3)    (0.3)

Plus: Interest Income                      0.2      0.3      0.6      1.1      1.5      2.0      2.6
Less: Amortization of Financing Fees       0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.6
Less: Other Interest                       0.3     (1.2)    (0.2)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Less: Minority Interest                   (0.1)     0.1     (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Less: GP Interest                         (0.1)     0.1     (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                       -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Net Income to Unit Holders                (6.3)     6.2     (4.0)   (22.9)   (12.5)    (6.6)    (0.5)    (0.9)     0.5      2.4

Earnings per Unit                      ($ 0.49) $  0.48  ($ 0.31) ($ 1.78) ($ 0.97) ($ 0.52) ($ 0.04) ($ 0.07) $  0.04  $  0.19
Weighted Average Units Outstanding        12.9     12.9     12.9     12.9     12.9     12.9     12.9     12.9     12.9     12.9

EBIT                                      16.3     28.1     15.9     (1.4)     9.4     15.5     20.5     19.5     20.5     21.7
Depreciation, Depletion and Amort         21.9     23.3     28.8     20.6     19.3     17.1     15.9     15.2     15.9     15.9
Cost of Timber & Property Sales            5.9      0.0      2.6      8.0      0.0      0.0      0.0      0.0      0.0      0.0
                                       -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
EBITDDA (Klamath Falls only)              44.2     51.5     47.3     27.2     28.7     32.6     36.4     34.8     36.3     37.6

Log Sale Volume (MBF)                                       96.1    162.0    152.0    135.0    125.0    120.0    125.0    125.0
Delivered Log Prices ($/MBF)           $ 420.0  $ 436.0  $ 393.0  $ 369.4  $ 384.2  $ 449.5  $ 494.5  $ 494.5  $ 499.4  $ 509.4
Log and Haul Costs ($/MBF)                                 188.0    190.0    175.0    175.0    170.0    170.0    175.0    175.0


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                                      -43-

                                                Klamath Projections / Financials

Klamath Balance Sheet ($ in millions)
================================================================================

                                           -------------------------------------------------------------------------------------
                                                                               FYE 12/31
                                           -------------------------------------------------------------------------------------
                                           1998     1999    2000     2001E    2002E    2003E   2004E     2005E   2006E     2007E
                                           ----     ----    ----     -----    -----    -----   -----     -----   -----     -----
Assets
  Cash and Cash Equivalents              $  4.8   $  2.8   $  3.2   $  6.9   $ 12.9   $ 23.1   $ 37.5   $ 50.8   $ 66.1   $ 83.3
  Cash Investments                          0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Receivables                               3.8      3.1      6.9      3.0      3.0      3.0      3.0      3.0      3.0      3.0
  Prepaid Expenses and Other                0.4      1.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                          -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
  Current Assets                            9.1      6.9     10.1     10.0     16.0     26.2     40.5     53.8     69.2     86.3

  Timber and Timberlands                  334.5    293.8    264.7    222.5    204.5    188.8    174.3    160.4    145.9    131.4
  Investments in Affiliate                  0.0     18.2     20.5     35.5     35.7     35.3     35.6     35.9     36.3     36.6
  PP&E                                      1.2      1.0      0.9      0.9      0.9      0.9      0.9      0.9      0.9      0.9
  Notes Receivable, less current portion    0.0      2.3      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Deferred Financing Fees                   6.0      5.3      4.6      4.0      3.3      2.6      1.9      1.3      0.6      0.0
                                          -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
  Total Assets                            350.7    327.7    300.9    272.9    260.4    253.8    253.3    252.3    252.9    255.3

Liabilities and Partners' Capital

  Revolving Credit Facility                 0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Payables                                  6.1      4.5      6.6      3.0      3.0      3.0      3.0      3.0      3.0      3.0
  Deferred Revenues / Deposits              1.6      0.0      1.5      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                          -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
  Current Liabilities                       7.7      4.5      8.1      3.0      3.0      3.0      3.0      3.0      3.0      3.0

  Long Term Debt                          225.0    225.0    225.0    225.0    225.0    225.0    225.0    225.0    225.0    225.0
  Minority Interest                         1.2      1.0      0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.7
                                          -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
  Total Liabilities                       233.8    230.5    233.8    228.7    228.7    228.7    228.7    228.7    228.7    228.7

  Partners' Capital                       116.9     97.2     67.1     44.2     31.7     25.1     24.6     23.7     24.2     26.6

  Total Liabilities and Capital           350.7    327.7    300.9    272.9    260.4    253.8    253.3    252.3    252.9    255.3


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                                      -44-

                                                Klamath Projections / Financials

Klamath Cash Flow Statement ($ in millions)
================================================================================

                                                 -------------------------------------------------------------------
                                                                               FYE 12/31
                                                 -------------------------------------------------------------------
                                                 2000     2001E    2002E    2003E    2004E   2005E    2006E    2007E
                                                 ----     -----    -----    -----    -----   -----    -----    -----
Net Income to Unit Holders                      ($4.0)   ($22.9)  ($12.5)  ($6.6)   ($0.5)   ($0.9)   $ 0.5    $ 2.4
Distribution to General Partner                  (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Depreciation, Depletion and Amort                28.8     20.6     19.3     17.1     15.9     15.2     15.9     15.9
Amortization of Financing Fees                    0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.6
Cost of Timber & Property Sales                   2.6      8.0      0.0      0.0      0.0      0.0      0.0      0.0
Equity in Income of Affiliates                   (2.0)    (0.6)    (0.2)     0.4     (0.3)    (0.3)    (0.3)    (0.3)
Gain (Loss) on Disposal of Assets                (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Other Non-Cash Items                              0.1      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Minority Interest                                (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0

(Inc.) / Dec. in Receivables                     (3.7)     3.9      0.0      0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other               0.9      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                         2.1     (3.6)     0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred Revenues / Deposits     1.4     (1.5)     0.0      0.0      0.0      0.0      0.0      0.0
                                                 ----      ---      ---     ----     ----     ----     ----     ----
Net Cash Provided by Operating Activities        28.9      5.1      7.5     11.2     16.0     15.0     17.1     18.9

Capital Expenditures:

  Reforestation                                  (2.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)
  Roads                                          (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)
  Timber                                          0.0     15.0      0.0      0.0      0.0      0.0      0.0      0.0
Proceeds from Sales                               0.1      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Investment In Affiliate                           0.0    (15.0)    (0.2)     0.4     (0.3)    (0.3)    (0.3)    (0.3)
                                                 ----      ---      ---     ----     ----     ----     ----     ----
Net Cash Used by Investing Activities            (2.3)    (1.4)    (1.5)    (1.0)    (1.7)    (1.7)    (1.7)    (1.7)

Distributions to Partners                       (26.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Distributions to Minority Interest               (0.3)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Payment to Affiliates                             0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Draw-down (Repayment) on the Revolver             0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Payment of Senior Notes                           0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                                 ----      ---      ---     ----     ----     ----     ----     ----
Net Cash Used by Financing Activities           (26.2)     0.0      0.0      0.0      0.0      0.0      0.0      0.0

Beginning Case Balance                            2.8      3.2      6.9     12.9     23.1     37.5     50.8     66.1

Net Increase (Decrease) in Cash
    and Cash Equivalents                          0.4      3.8      6.0     10.2     14.4     13.3     15.4     17.2

Ending Cash Balance                               3.2      6.9     12.9     23.1     37.5     50.8     66.1     83.3


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                                      -45-

================================================================================

                        ---------------------------------
                         Yakima Projections / Financials
                        ---------------------------------

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--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Income Statement ($ in millions)
================================================================================

                                              -------------------------------------------------------------------
                                                                           FYE 12/31
                                              -------------------------------------------------------------------
                                              2000   2001E    2002E    2003E    2004E    2005E    2006E     2007E
                                              ----   -----    -----    -----    -----    -----    -----     -----
Revenue
Logs - Yakima                                $25.2   $10.6    $ 6.4    $ 7.1    $ 7.8    $ 7.8    $ 7.8      8.0
Logs- Yainax & Antelope                        0.0     4.5      5.1      5.6      6.2      0.0      0.0      0.0
Other Sales / HBU Sales                        0.4     0.5      0.5      0.6      1.6      3.0      3.0      3.0
                                              ----    ----     ----     ----     ----     ----     ----     ----
Total Revenue                                 25.6    15.6     12.1     13.2     15.5     10.8     10.8     11.0

Log and Haul Costs  Yakima                     9.1     4.0      2.5      2.5      2.5      2.5      2.5      2.5
                    Yainax & Antelope          0.0     2.7      3.1      3.0      3.0      0.0      0.0      0.0
Forest Expenses                                0.0     0.3      0.2      0.2      0.3      0.3      0.3      0.3
Other Expenses(Service Fee)                    1.4     1.9      1.9      1.8      1.8      1.8      1.7      1.7

EBITDDA                                       15.2     6.5      4.4      5.7      7.9      6.2      6.3      6.5

DD&A                                           6.5     3.3      2.8      2.8      2.8      1.3      1.3      1.3
EBIT                                           8.7     3.2      1.5      2.8      5.1      4.9      5.0      5.1

Less: Net Interest Expense                     5.4     6.3      3.2      3.2      3.2      3.2      3.2      3.2
Less: Loan Guarantee Fee               1.8%    0.0     0.0      1.3      1.3      1.3      1.3      1.3      1.3
Plus: Interest Income                          0.0     0.1      0.2      0.2      0.3      0.4      0.5      0.5
Plus: Distributions from Affiliate

EBT (Before Preferred Dividend)                3.2    (3.2)    (3.2)    (1.9)     0.3     (0.0)     0.0      0.2

Less: Preferred Interest @ 5.0%                1.0     2.0      2.1      2.2      2.3      2.4      2.5      2.6
EBT to Common Unitholders                      2.2    (5.2)    (5.2)    (4.1)    (2.0)    (2.4)    (2.5)    (2.5)

Reference

  Earnings to Klamath Falls (49%)              1.1    (2.5)    (2.6)    (2.0)    (1.0)    (1.2)    (1.2)    (1.2)
  Plus: Add-back of Preferred Dividend         1.0     2.0      2.1      2.2      2.3      2.4      2.5      2.6
                                              ----    ----     ----     ----     ----     ----     ----     ----
Income from Affiliate                          2.1    (0.6)    (0.5)     0.2      1.3      1.2      1.3      1.4

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                                      -47-

                                                 Yakima Projections / Financials

Yakima Balance Sheet ($ in millions)
================================================================================

                                                --------------------------------------------------------------------------------
                                                                                     FYE 12/31
                                                --------------------------------------------------------------------------------
                                                1999    2000   2001E     2002E    2003E      2004E    2005E      2006E     2007E
                                                ----    ----   -----     -----    -----      -----    -----      -----     -----
Assets
  Cash & Cash Equivalents                     $  9.1  $  0.4  $  6.6    $  5.9    $  6.6    $  9.6    $ 10.8    $ 12.1    $ 13.4
  Cash Investments                               0.0     0.0     0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Accounts Receivable & Current Portion Notes    0.0     3.4     2.7       2.7       2.7       2.7       2.7       2.7       2.7
  Prepaid and Other                              0.0     0.0     0.1       0.1       0.1       0.1       0.1       0.1       0.1
                                                ----    ----    ----      ----      ----      ----      ----      ----      ----
  Total Current Assets                           9.1     3.9     9.3       8.6       9.3      12.3      13.5      14.8      16.2

  Timber & Timberlands                          73.7    51.5    78.5      76.1      73.4      70.7      69.5      68.3      67.1
  Other Timber Assets                            0.1    19.0    19.0      19.0      19.0      19.0      19.0      19.0      19.0
                                                ----    ----    ----      ----      ----      ----      ----      ----      ----
  Total Timber and Timberlands, net             73.9    70.4    97.5      95.0      92.4      89.7      88.4      87.2      86.0
  PP&E                                           0.0     0.1     0.1       0.1       0.1       0.1       0.1       0.1       0.1
  Deferred Financing Fees                        0.8     0.7     3.0       2.7       2.4       2.1       1.8       1.5       1.2
                                                ----    ----    ----      ----      ----      ----      ----      ----      ----
  Total Assets                                  83.9    75.1   109.8     106.4     104.2     104.2     103.9     103.6     103.5

Liabilities and Partners' Capital

  Revolving Credit Facility                      0.0     0.0     0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Long Term Debt, current portion               13.5     0.0     0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Accounts Payable                               0.1     1.2     1.7       1.7       1.7       1.7       1.7       1.7       1.7
  Deferred Revenue                               5.5     0.0     0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                                ----    ----    ----      ----      ----      ----      ----      ----      ----
  Total Current Liabilities                     19.1     1.2     1.7       1.7       1.7       1.7       1.7       1.7       1.7

  Long Term Debt                                46.5    52.8    70.0      70.0      70.0      70.0      70.0      70.0      70.0
                                                ----    ----    ----      ----      ----      ----      ----      ----      ----
  Total Liabilities                             65.6    54.0    71.7      71.7      71.7      71.7      71.7      71.7      71.7

  Preferred Interest                            18.2    20.3    39.3      41.3      43.3      45.5      47.8      50.2      52.7
  Common Interest                                0.0     0.8    (1.1)     (6.6)    (10.8)    (13.0)    (15.6)    (18.2)    (20.9)
                                                ----    ----    ----      ----      ----      ----      ----      ----      ----
  Total Liabilities & Partners' Capital         83.9    75.1   109.8     106.4     104.2     104.2     103.9     103.6     103.5


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                                      -48-

                                                 Yakima Projections / Financials

Yakima Cash Flow Statement ($ in millions)
================================================================================

                                                      -------------------------------------------------------
                                                                             FYE 12/31
                                                      -------------------------------------------------------
                                                      2001E    2002E   2003E   2004E  2005E    2006E    2007E
                                                      -----    -----   -----   -----  -----    -----    -----
Net Income (Before Preferred Dividend)               ($3.2)   ($3.2)  ($1.9)  $ 0.3   ($0.0)   $ 0.0    $ 0.2

DD&A - Yakima                                          3.3      2.8     2.8     2.8     1.3      1.3      1.3

(Inc.) / Dec. in Receivables                           0.8      0.0     0.0     0.0     0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other                   (0.0)     0.0     0.0     0.0     0.0      0.0      0.0
Inc. / (Dec.) in Payables                              0.5      0.0     0.0     0.0     0.0      0.0      0.0
Inc. / (Dec.) in Deferred Revenues / Deposits          0.0      0.0     0.0     0.0     0.0      0.0      0.0
                                                     -----     ----    ----    ----    ----     ----     ----
Net Cash Provided by Operating Activities            $ 1.3    ($0.4)  $ 0.9   $ 3.1   $ 1.3    $ 1.4    $ 1.5

Capital Expenditures:

  Reforestation                                       (0.3)    (0.3)   (0.1)   (0.1)   (0.1)    (0.1)    (0.1)
  Roads                                               (0.1)    (0.1)   (0.1)   (0.1)   (0.1)    (0.1)    (0.1)
  Other                                               (0.0)     0.0     0.0     0.0     0.0      0.0      0.0
                                                     -----     ----    ----    ----    ----     ----     ----
  Total CapEx                                         (0.4)    (0.4)   (0.2)   (0.1)   (0.1)    (0.1)    (0.1)
Timber (Payment for asset transfers, incl. Camp 9)   (30.0)     0.0     0.0     0.0     0.0      0.0      0.0
                                                     -----     ----    ----    ----    ----     ----     ----
Net Cash Used by Investing Activities                (30.4)    (0.4)   (0.2)   (0.1)   (0.1)    (0.1)    (0.1)

Distributions                                          0.0      0.0     0.0     0.0     0.0      0.0      0.0
Preferred Interest                                    (1.0)    (2.0)   (2.1)   (2.2)   (2.3)    (2.4)    (2.5)
Draw-down (Repayment) on the Revolver                  0.0      0.0     0.0     0.0     0.0      0.0      0.0
Increase/(Decrease) of Long Term Debt                 17.2      0.0     0.0     0.0     0.0      0.0      0.0
Change in Preferred Interest                          19.0      2.0     2.1     2.2     2.3      2.4      2.5
                                                     -----     ----    ----    ----    ----     ----     ----
Net Cash Used by Financing Activities                 35.2      0.0     0.0     0.0     0.0      0.0      0.0

Beginning Case Balance                                 0.4      6.6     5.9     6.6     9.6     10.8     12.1

Net Increase (Decrease) in Cash
   and Cash Equivalents                                6.2     (0.7)    0.8     3.0     1.2      1.3      1.4

Ending Cash Balance                                    6.6      5.9     6.6     9.6    10.8     12.1     13.4

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                                      -49-

================================================================================

                        --------------------------------
                          Discounted Cash Flow Analysis
                        --------------------------------

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--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

DCF Sensitivity Analysis
================================================================================

o 9.0% discount rate and 0.5% perpetuity growth rate are the two variables held constant in calculating the following sensitivities

o An increase of 5 MM BF in log sales per year (on an average harvest of approximately 134 MM BF throughout the forecast period) increases the DCF value by $1.06 per unit

o A 5% change in Senior Management's price estimates results in a $1.78 per unit change in the DCF value

o A decrease of 0.5% in the discount rate increases the DCF value by $1.65 per unit

o An increase of 0.5% in the perpetuity growth rate increases the DCF value by $1.24 per unit

o An increase of 0.5x in the terminal value EBITDDA multiple increases the DCF value by $0.84 per unit

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                                      -51-

                                                   Discounted Cash Flow Analysis

Klamath DCF Matrix: Perpetuity Growth Rate ($ in millions)
================================================================================

                                                                                              --------------------------------------
                                       Perpetuity Growth Rate                                 Normalized UFCF                  $28.0
                                                                                              Book Debt as of 03/31/01         227.1
            (0.5%)                0.0%                    0.5%              1.0%              Total Units Outstanding           12.9
-------------------------------------------------------------------------------------------   --------------------------------------
Discount
Rate        $130.2                $130.2                  $130.2            $130.2            Present Value of Free Cash Flows
             181.9       58.3%     193.6        59.8%      206.7     61.3%   221.6     63.0%  Present Value of Perpetuity
            ------                ------                  ------            ------
8.5%        $312.1                $323.8                  $336.9            $351.8            Net Enterprise Value
              85.1                  96.7                   109.9             124.7            Net Equity Value
             $6.62                 $7.52                   $8.54             $9.70            Implied Price per Unit

              8.2x                  8.8x                    9.3x             10.0x            Implied Terminal EBITDDA Multiplier
              4.3x                  4.4x                    4.6x              4.8x            Multiple of LTM Sales
              7.2x                  7.4x                    7.8x              8.1x            Multiple of LTM EBITDDA
              4.6x                  4.7x                    4.9x              5.1x            Multiple of 2001E Sales
             11.5x                 11.9x                   12.4x             12.9x            Multiple of 2001E EBITDDA

            $128.4                $128.4                  $128.4            $128.4            Present Value of Free Cash Flows
             167.3       56.6%     177.4        58.0%      188.8     59.5%   201.6     61.1%  Present Value of Perpetuity
            ------                ------                  ------            ------
9.0%        $295.6                $305.8                  $317.2            $330.0            Net Enterprise Value
              68.6                  78.7                    90.1             102.9            Net Equity Value
             $5.33                 $6.12                   $7.01             $8.00            Implied Price per Unit

              7.8x                  8.3x                    8.8x              9.4x            Implied Terminal EBITDDA Multiplier
              4.0x                  4.2x                    4.3x              4.5x            Multiple of LTM Sales
              6.8x                  7.0x                    7.3x              7.6x            Multiple of LTM EBITDDA
              4.3x                  4.5x                    4.6x              4.8x            Multiple of 2001E Sales
             10.9x                 11.2x                   11.7x             12.1x            Multiple of 2001E EBITDDA

            $126.6                $126.6                  $126.6            $126.6            Present Value of Free Cash Flows
             154.2       54.9%     163.2        56.3%      173.1     57.8%   184.2     59.3%  Present Value of Perpetuity
9.5%        $280.8                $289.7                  $299.6            $310.7            Net Enterprise Value
            ------                ------                  ------            ------
              53.7                  62.7                    72.6              83.7            Net Equity Value
             $4.18                 $4.87                   $5.64             $6.51            Implied Price per Unit

              7.4x                  7.8x                    8.3x              8.8x            Implied Terminal EBITDDA Multiplier
              3.8x                  4.0x                    4.1x              4.2x            Multiple of LTM Sales
              6.5x                  6.7x                    6.9x              7.1x            Multiple of LTM EBITDDA
              4.1x                  4.2x                    4.4x              4.5x            Multiple of 2001E Sales
             10.3x                 10.7x                   11.0x             11.4x            Multiple of 2001E EBITDDA


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                                      -52-

                                                   Discounted Cash Flow Analysis

Klamath Falls DCF Matrix: EBITDDA Multiple ($ in millions)
================================================================================

                                                                                       -----------------------------------------
                                 Average EBITDDA Terminal Value Multiple               Normalized EBITDDA                  $37.6
                                                                                       Book Debt as of 03/31/01            227.1
             8.0x              8.5x                9.0x                  9.5x          Total Units Outstanding              12.9
          --------------------------------------------------------------------------   -----------------------------------------
Discount
Rate      $130.2            $130.2              $130.2                $130.2            Present Value of Free Cash Flows
           177.0     57.6%   188.0     59.1%     199.1      60.5%      210.1    61.7%   Present Value of Avg. EBITDDA Terminal Value
          ------            ------              ------                ------
8.5%      $307.2            $318.3              $329.3                $340.4            Net Enterprise Value
            80.1              91.2               102.3                 113.3            Net Equity Value
           $6.23             $7.09               $7.95                 $8.81            Implied Price per Unit

          (0.7%)            (0.2%)               0.2%                  0.6%             Implied Perpetuity Growth Rate
           4.2x              4.4x                4.5x                  4.7x             Multiple of LTM Sales
           7.1x              7.3x                7.6x                  7.8x             Multiple of LTM EBITDDA
           4.5x              4.7x                4.8x                  5.0x             Multiple of 2001E Sales
          11.3x             11.7x               12.1x                 12.5x             Multiple of 2001E EBITDDA

         $128.4            $128.4              $128.4                $128.4             Present Value of Free Cash Flows
          171.8     57.2%   182.5     58.7%     193.2      60.1%      204.0    61.4%    Present Value of Avg. EBITDDA Terminal Value
         ------            ------              ------                ------
9.0%     $300.1            $310.9              $321.6                $332.3             Net Enterprise Value
           73.1              83.8                94.5                 105.3             Net Equity Value
          $5.68             $6.52               $7.35                 $8.19             Implied Price per Unit

          (0.3%)             0.2%                0.7%                  1.1%             Implied Perpetuity Growth Rate
           4.1x              4.2x                4.4x                  4.5x             Multiple of LTM Sales
           6.9x              7.2x                7.4x                  7.6x             Multiple of LTM EBITDDA
           4.4x              4.5x                4.7x                  4.9x             Multiple of 2001E Sales
          11.0x             11.4x               11.8x                 12.2x             Multiple of 2001E EBITDDA

          $126.6            $126.6              $126.6                $126.6            Present Value of Free Cash Flows
           166.7     56.8%   177.1     58.3%     187.6      59.7%      198.0    61.0%   Present Value of Avg. EBITDDA Terminal Value
          ------            ------              ------                ------
9.5%      $293.3            $303.7              $314.1                $324.5            Net Enterprise Value
            66.2              76.6                87.1                  97.5            Net Equity Value
           $5.15             $5.96               $6.77                 $7.58            Implied Price per Unit

            0.2%              0.7%                1.1%                   1.5%           Implied Perpetuity Growth Rate
            4.0x              4.2x                4.3x                   4.4x           Multiple of LTM Sales
            6.7x              7.0x                7.2x                   7.5x           Multiple of LTM EBITDDA
            4.3x              4.4x                4.6x                   4.7x           Multiple of 2001E Sales
           10.8x             11.2x               11.6x                  11.9x           Multiple of 2001E EBITDDA

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                                      -53-

                                                   Discounted Cash Flow Analysis

Yakima DCF Matrix: Perpetuity Growth Rate ($ in millions)
================================================================================

                                                                                              --------------------------------------
                                        Perpetuity Growth Rate                                Normalized UFCF                  $ 4.4
                                                                                              Net Debt as of 03/31/00           52.0
               (0.5%)               0.0%                0.5%                1.0%              Preferred as of 12/31/00          20.3
           --------------------------------------------------------------------------------   Total Units Outstanding           12.9
                                                                                              --------------------------------------
Discount
 Rate          $25.8               $25.8               $25.8               $25.8              Present Value of Free Cash Flows
                28.7     52.7%      30.5     54.2%      32.6     55.9%      35.0      57.6%   Present Value of Perpetuity
              ------               -----               -----               -----
 8.5%          $54.5               $56.3               $58.4               $60.7              Net Enterprise Value
               (17.9)              (16.0)              (14.0)    0.49      (11.6)             Net Equity Value
                (8.8)               (7.9)               (6.8)               (5.7)             Net Equity Value x 49.0%
              ($0.68)             ($0.61)             ($0.53)             ($0.44)             Net Equity Value per Share

                 7.5x                8.0x                8.5x                9.1x             Implied Terminal EBITDDA Multiplier
                 2.1x                2.2x                2.3x                2.4x             Multiple of 2000 Sales
                 3.6x                3.7x                3.8x                4.0x             Multiple of 2000 EBITDDA
                 3.5x                3.6x                3.8x                3.9x             Multiple of 2001E Sales
                 8.3x                8.6x                8.9x                9.3x             Multiple of 2001E EBITDDA

               $25.4               $25.4               $25.4               $25.4              Present Value of Free Cash Flows
                26.4     50.9%      28.0     52.4%      29.8     53.9%      31.8      55.6%   Present Value of Perpetuity
              ------               -----               -----               -----
 9.0%          $51.8               $53.4               $55.2               $57.2              Net Enterprise Value
               (20.5)              (18.9)              (17.1)              (15.1)             Net Equity Value
               (10.1)               (9.3)               (8.4)               (7.4)             Net Equity Value x 49.0%
              ($0.78)             ($0.72)             ($0.65)             ($0.58)             Net Equity Value per Share

                 7.1x                7.5x                8.0x                8.6x             Implied Terminal EBITDDA Multiplier
                 2.0x                2.1x                2.2x                2.2x             Multiple of 2000 Sales
                 3.4x                3.5x                3.6x                3.8x             Multiple of 2000 EBITDDA
                 3.3x                3.4x                3.6x                3.7x             Multiple of 2001E Sales
                 7.9x                8.2x                8.4x                8.7x             Multiple of 2001E EBITDDA

               $25.1               $25.1               $25.1               $25.1              Present Value of Free Cash Flows
                24.3     49.2%      25.7     50.6%      27.3     52.1%      29.1      53.6%   Present Value of Perpetuity
              ------               -----               -----               -----
 9.5%          $49.4               $50.9               $52.4               $54.2              Net Enterprise Value
               (22.9)              (21.5)              (19.9)              (18.2)             Net Equity Value
               (11.2)              (10.5)               (9.8)               (8.9)             Net Equity Value x 49.0%
              ($0.87)             ($0.82)             ($0.76)             ($0.69)             Net Equity Value per Share

                 6.8x                7.1x                7.6x                8.1x             Implied Terminal EBITDDA Multiplier
                 1.9x                2.0x                2.0x                2.1x             Multiple of 2000 Sales
                 3.3x                3.3x                3.5x                3.6x             Multiple of 2000 EBITDDA
                 3.2x                3.3x                3.4x                3.5x             Multiple of 2001E Sales
                 7.6x                7.8x                8.0x                8.3x             Multiple of 2001E EBITDDA

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                                      -54-

                                                   Discounted Cash Flow Analysis

Yakima DCF Matrix: EBITDDA Multiple ($ in millions)
================================================================================

                                                                                            --------------------------------------
                        Average EBITDDA Terminal Value Multiple                             Normalized EBITDDA               $ 6.5
                                                                                            Net Debt as of 03/31/00           52.0
              8.0x                8.5x                9.0x                9.5x              Preferred as of 12/31/00          20.3
           ------------------------------------------------------------------------------   Total Units Outstanding           12.9
                                                                                            --------------------------------------
Discount
 Rate        $25.8               $25.8               $25.8               $25.8              Present Value of Free Cash Flows
              30.6     54.3%      32.5     55.8%      34.4     57.2%      36.3      58.5%   Present Value of Avg.
            ------               -----               -----               -----
                                                                                             EBITDDA Terminal Value
8.5%         $56.4               $58.3               $60.2               $62.1              Net Enterprise Value
             (16.0)              (14.1)              (12.2)              (10.2)             Net Equity Value
              (7.8)               (6.9)               (6.0)               (5.0)             Net Equity Value x 49.0%
            ($0.61)             ($0.54)             ($0.46)             ($0.39)             Net Equity Value per Share

               0.0%                0.5%                0.9%                1.3%             Implied Perpetuity Growth Rate
               2.2x                2.3x                2.4x                2.4x             Multiple of 2000 Sales
               3.7x                3.8x                4.0x                4.1x             Multiple of 2000 EBITDDA
               3.6x                3.7x                3.9x                4.0x             Multiple of 2001E Sales
               8.6x                8.9x                9.2x                9.5x             Multiple of 2001E EBITDDA

             $25.4               $25.4               $25.4               $25.4              Present Value of Free Cash Flows
              29.7     53.9%      31.5     55.4%      33.4     56.8%      35.3      58.1%   Present Value of Avg.
            ------               -----               -----               -----
                                                                                             EBITDDA Terminal Value
9.0%         $55.1               $57.0               $58.8               $60.7              Net Enterprise Value
             (17.2)              (15.4)              (13.5)              (11.6)             Net Equity Value
              (8.4)               (7.5)               (6.6)               (5.7)             Net Equity Value x 49.0%
            ($0.66)             ($0.59)             ($0.51)             ($0.44)             Net Equity Value per Share

               0.5%                0.9%                1.4%                1.7%             Implied Perpetuity Growth Rate
               2.2x                2.2x                2.3x                2.4x             Multiple of 2000 Sales
               3.6x                3.8x                3.9x                4.0x             Multiple of 2000 EBITDDA
               3.5x                3.7x                3.8x                3.9x             Multiple of 2001E Sales
               8.4x                8.7x                9.0x                9.3x             Multiple of 2001E EBITDDA

             $25.1               $25.1               $25.1               $25.1              Present Value of Free Cash Flows
              28.8     53.4%      30.6     54.9%      32.4     56.4%      34.2      57.7%   Present Value of Avg.
            ------               -----               -----               -----
                                                                                             EBITDDA Terminal Value
9.5%         $53.9               $55.7               $57.5               $59.3              Net Enterprise Value
             (18.4)              (16.6)              (14.8)              (13.0)             Net Equity Value
              (9.0)               (8.1)               (7.3)               (6.4)             Net Equity Value x 49.0%
            ($0.70)             ($0.63)             ($0.56)             ($0.50)             Net Equity Value per Share

               0.9%                1.4%                1.8%                2.2%             Implied Perpetuity Growth Rate
               2.1x                2.2x                2.2x                2.3x             Multiple of 2000 Sales
               3.6x                3.7x                3.8x                3.9x             Multiple of 2000 EBITDDA
               3.5x                3.6x                3.7x                3.8x             Multiple of 2001E Sales
               8.2x                8.5x                8.8x                9.1x             Multiple of 2001E EBITDDA

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                                      -55-

================================================================================

                    ----------------------------------------
                      Cash Distribution Valuation Analysis
                    ----------------------------------------

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                                      -56-

                                            Cash Distribution Valuation Analysis

Cash Distribution Valuation Matrix: Perpetuity Growth Rate ($ in millions)
================================================================================

                                                                                               -------------------------------------
                                  Perpetuity Growth Rate                                       Normalized Dividend             $13.2
             (0.5%)               0.0%                  0.5%                1.0%               Common Units Outstanding          9.6
           -------------------------------------------------------------------------------     -------------------------------------
Discount
  Rate       $15.4               $15.4                 $15.4               $15.4               Present Value of Free Cash Flows
              72.6      82.5%     76.8      83.3%       81.5     84.1%      86.7      84.9%    Present Value of Perpetuity
             -----               -----                ------              ------
  9.5%       $88.0               $92.2                 $96.9              $102.1               Net Equity Value

             $9.12               $9.55                $10.04              $10.58               Implied Price per Unit

               3.4x                3.6x                  3.8x                4.0x              Multiple of 2000 Sales
               5.8x                6.1x                  6.4x                6.7x              Multiple of 2000 EBITDDA
               5.7x                5.9x                  6.2x                6.6x              Multiple of 2001E Sales
              13.4x               14.1x                 14.8x               15.6x              Multiple of 2001E EBITDDA

             $15.0               $15.0                 $15.0               $15.0               Present Value of Free Cash Flows
              67.1      81.8%     70.8      82.5%       74.9     83.3%      79.5      84.1%    Present Value of Perpetuity
             -----               -----                ------              ------
 10.0%       $82.1               $85.8                 $89.9               $94.5               Net Equity Value

             $8.51               $8.90                 $9.32               $9.79               Implied Price per Unit

               3.2x                3.4x                  3.5x                3.7x              Multiple of 2000 Sales
               5.4x                5.7x                  5.9x                6.2x              Multiple of 2000 EBITDDA
               5.3x                5.5x                  5.8x                6.1x              Multiple of 2001E Sales
              12.5x               13.1x                 13.7x               14.4x              Multiple of 2001E EBITDDA

             $14.6               $14.6                 $14.6               $14.6               Present Value of Free Cash Flows
              62.2      81.0%     65.5      81.8%       69.1     82.5%      73.1      83.3%    Present Value of Perpetuity
             -----               -----                ------              ------
 10.5%       $76.8               $80.1                 $83.7               $87.7               Net Equity Value

             $7.96               $8.31                 $8.68               $9.10               Implied Price per Unit

               3.0x                3.1x                  3.3x                3.4x              Multiple of 2000 Sales
               5.1x                5.3x                  5.5x                5.8x              Multiple of 2000 EBITDDA
               4.9x                5.2x                  5.4x                5.6x              Multiple of 2001E Sales
              11.7x               12.2x                 12.8x               13.4x              Multiple of 2001E EBITDDA

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                                      -57-

                                            Cash Distribution Valuation Analysis

Cash Distribution Stream ($ in millions)
================================================================================

                                              ------------------------------------------------------------
                                                                       FYE 12/31
                                              ------------------------------------------------------------
                                              2001E    2002E    2003E     2004E    2005E    2006E    2007E
                                              -----    -----    -----     -----    -----    -----    -----
Klamath Stand-alone

 Klamath Stand-Alone EBITDDA                    27.2     28.7     32.6      36.4     34.8     36.3     37.6
 Plus: Proceeds from Business Reinvestments      0.1      0.3      0.6       1.0      1.6      1.8      1.8
 Plus: Yakima Distributions                      0.0      0.0      0.0       0.0      0.0      0.0      0.0
 Less: Interest Expense                         21.7     21.7     21.7      21.7     21.7     21.7     21.7
 Plus: Interest Income                           0.0      0.1      0.1       0.2      0.4      0.4      0.4
 Less: Capex                                     1.4      1.5      1.0       1.7      1.7      1.7      1.7
                                               -----    -----    -----     -----    -----    -----    -----
 Net Cash Flow                                   4.3      5.8     10.7      14.3     13.3     15.2     16.5

 Cash Available for Distribution                 4.3      5.8     10.7      14.3     13.3     15.2     16.5

 Klamath Stand-Alone EBITDDA                    27.2     28.7     32.6      36.4     34.8     36.3     37.6
 Plus: Proceeds from Business Reinvestments      0.1      0.3      0.6       1.0      1.6      1.8      1.8
 Plus: Equity from Affiliate                     0.6      0.2     (0.4)      0.3      0.3      0.3      0.3
                                               -----    -----    -----     -----    -----    -----    -----
 Adjusted EBITDDA                               27.9     29.1     32.8      37.7     36.7     38.5     39.7
 Interest Expense                               21.7     21.7     21.7      21.7     21.7     21.7     21.7

 Fixed Coverage Ratio                           1.29x    1.34x    1.51x     1.74x    1.69x    1.78x    1.84x
 Is Fixed Coverage Ratio Met?                      N        N        N         N        N        Y        Y

-----------------------------------------------------------------------------------------------------------
 Cash to Distribution                            0.0      0.0      0.0       0.0      0.0     15.2     16.5
-----------------------------------------------------------------------------------------------------------

 Distribution per Common Unit                  $0.00    $0.00    $0.00     $0.00    $0.00    $1.58    $1.71

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                                      -58-

================================================================================

                             ----------------------
                               Appraisal Valuation
                             ----------------------

--------------------------------------------------------------------------------

                                                             Appraisal Valuation

Klamath Falls to Yakima Asset Transfers ($ in millions)
================================================================================

                                                                                   Land Value
                                                        ----------------------------------------------------------------
                                                        Klamath Falls                                         Yakima
                                                        ---------------                        -------------------------
                                                                                                 70.0         Yakima
                                                                                                 22.0         Antelope
                                                                                                  2.9         Yainax
                                                            -----                               -----
Value as of 12/31/00                                        325.0                                94.9
                               Appraisal / Transfer
        Transfers                      Date                           Receipt in Exchange                       Receipt in Exchange
--------------------------     ---------------------                  -------------------                       -------------------
Horse Glade                             2/01                 (4.0)         Preferred              4.0                  Land
Rodeo Butte                             2/01                 (8.0)         Preferred              8.0                  Land
Timber Cutting Rights                   3/01                  4.5            Land                (4.5)                 Cash
Sprague                                 5/01                 (3.0)         Preferred              3.0                  Land
Hager Mtn.                              5/01                 (3.5)         Preferred              3.5                  Land
Camp 9                                  8/01                (12.0)           Cash                12.0                  Land
                                                            (26.0)                               26.0
-----------------------------------------------------------------------------------------------------------
Post Transfer Appraisals                                    299.0                               120.9
-----------------------------------------------------------------------------------------------------------

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                                      -60-

                                                             Appraisal Valuation

Appraisal Value Summary ($ in Millions)
================================================================================

                                  Klamath Falls LLC
                ----------------------------------------------------
                Appraised 12/31                               $325.0
                Change Through Transfer                        (26.0)
                Cash(11)                                         0.0
                Cash for Camp 9 Sale                            12.0
                Debt(1)                                       (227.0)
                                                              ------
                        Total                                   84.0


                                      Yakima LLC
                ----------------------------------------------------
                Appraised 12/31                                 $94.9
                Change Through Transfer                          26.0
                Cash(1)                                           .05
                Debt for Camp 9 Sale                            (12.0)
                Existing Debt                                   (52.8)
                Preferred                                       (32.0)
                Additional Preferred after 3/31                  (6.5)
                                                                -----
                        Total                                    17.6

                                    U.S. Timberlands
                ----------------------------------------------------
                                                      Value Per Unit
                                                      --------------
                Klamath Falls                              $6.53
                49% of Yakima LLC                          $0.66
                Yakima Preferred                           $3.04
                                                          ------
                         Total                            $10.23


----------
(1) Based on 3/31 Balance Sheet; hence, any adjustments made in 1Q as a result of sales (e.g. increase cash through sale of cutting rights) already reflected on balance sheet.

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                                      -61-

================================================================================

                         -------------------------------
                          Comparable Companies Analysis
                         -------------------------------

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                                      -62-

                                                   Comparable Companies Analysis

Comparable Companies Analysis
================================================================================

                                                                              Adjusted Market Value as a multiple of
                          Stock/   % of     Market   Adjusted ----------------------------------------------------------------------
                           Unit   52 Week  Value of   Market    LTM     2001E    2002E    LTM     2001E    2002E
     Company              Price    High     Equity    Value   EBITDDA  EBITDDA  EBITDDA   EBIT     EBIT     EBIT   Acres(1)   MBF(1)
     -------              -----    ----     ------    -----   -------  -------  -------   ----     ----     ----   --------   ------
U.S. Timberlands           $5.50   47.3%     $70.7     $297.8   6.9x    11.0x    13.0x    27.3x       NM    84.5x     $444    $165
Crown Pacific Partners     $7.48   35.4%     228.3      948.5   9.4x     9.9x     7.3x    19.6x    24.3x    13.1x   $1,180    $206
Deltic Timber             $26.87   93.2%     320.0      436.7  14.4x    14.7x    13.4x    26.3x    24.5x    20.1x   $1,070
Plum Creek Timber         $27.94   96.3%   1,933.6    2,592.8  15.2x    14.7x    13.7x    20.0x    19.8x    18.0x     $810
Pope Resources            $18.51   72.6%      83.8      142.2  17.9x       NA       NA    28.1x       NA       NA   $1,200    $340

------------------------------------------------------------------------------------------------------------------------------------
Mean (excluding
 U.S. Timberlands)                                             14.2x    13.1x    11.5x    23.5x    22.9x    17.1x   $1,065    $273
------------------------------------------------------------------------------------------------------------------------------------

                                              2001 EBITDDA      2002 EBITDDA
                                              ------------      ------------
Selected Multiple Range                      10.5x - 12.0x     10.0x - 11.5x
Implied Enterprise Value                     285.5 - 326.3     286.7 - 329.7
Less: Net Debt                               227.1 - 227.1     227.1 - 227.1
Implied Equity Value per Unit                $4.55 - $7.72     $4.64 - $7.98

----------
Note: Stock/Unit prices as of 7/27/01.
(1) Current acreage (000s) and merchantable board feet (MBF) figures obtained from recent company filings and/or analyst reports.

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

                                                   Comparable Companies Analysis
Comparable Companies Analysis (Cont'd)
================================================================================

o     Crown Pacific is the most similar comparable company to U.S. Timberlands

o     Deltic Timber

      o Deltic Timber, unlike the other companies in this sector, is a C corp

      o     Deltic Timber is only 17% owned by its management and directors o

      o Deltic Timber derives less than 50% of its revenue from the sale of timber, with the remaining revenues being generated from mills and real estate

      o Deltic Timber's assets are located in the AK and LA, with Southern Pine being its major type of timber

      o Southern Pine produces lower quality lumber relative to Ponderosa Pine or Douglas Fir

o     Pope Resources

      o Pope derives less than 50% of revenue from the sale of timber, with the remaining revenues being generated from timberland management and real estate

      o     Pope has a very small timber asset base with only 72K acres o

o     Plum Creek

      o Plum Creek is approximately 8-10x larger than TIMBZ on an enterprise basis

      o     Plum Creek has very low insider ownership

      o Plum Creek's asset base extends from the Northwest through the Rockies to AK and LA

      o Plum Creek derives 50% of its revenue from the sale of timber, with the remaining revenues being generated from mills, land sales and processed wood products (plywood and medium density fiberboard)

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

                     --------------------------------------
                        Comparable Transactions Analysis
                     --------------------------------------

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

                                                Comparable Transactions Analysis

Comparable Asset Acquisitions Analysis
================================================================================

  Date                                                       Asset                Transaction   Board             Acres
Announced           Target          Acquiror              Description              Value($MM)  Feet(MM)  $/MBF    ('000)   $/Acre
---------           ------          --------              -----------              ----------  --------  -----    ------   ------
Current(1)   Fruit Growers       Auction underway      Timberlands in CA             $140.0     1,300    $108       370      $378
              Supply Co.
05/29/01     USTK                USTY                  Hager Mountain Tract            $3.5        15    $233                  NA
 4/20/01      Pope Resources      Plum Creek Timber     Southwest Washington           $54.0       200    $270        45    $1,213
03/30/01     USTY                USTK                  Timber cutting rights           $4.5        17    $262                  NA
03/01/01     International Paper Rainer Timber         Timberlands in WA             $500.0                NA       265    $1,887
02/26/01     USTK                USTY                  Horse Glade, Oregon             $4.0        24    $165        11      $358
02/26/01     USTK                USTY                  Rodeo Butte, Oregon             $8.0        56    $142        20      $402
12/29/00     Yainax              USTY                  Timberland in Central OR        $2.9        14    $207         8      $363
06/01/00     USTY                USTK                  Timber cutting rights           $1.3         4    $310                  NA
12/01/99     The Timber Company  Hawthorne Timber Co.  Timberlands in CA             $397.0                NA       194    $2,046
10/04/99     USTK                USTY                  Antelope Tract                 $18.9        54    $349        54      $349
05/27/99     Boise Cascade       USTY                  Central Washington             $60.0       480    $125        56    $1,071
05/28/97     Ochoco Lumber       USTK                  Fee acres & cutting rights    $110.0       280    $393        45    $2,444
07/20/96     Weyerhauser         USTK                  Klamath Falls(2)              $283.5     1,900    $149       604      $469
                                                       ---------------------------------------------------------------------------
                                                       Mean                                              $226                $998
                                                       Weigthed Average Mean                             $159                $944
                                                       ---------------------------------------------------------------------------

                                                       ---------------------------------------------------------------------------
                                                       Selected $ / MBF Multiples                $150  - $180
                                                       Implied Enterprise Value                 281.3  - 337.5
                                                       Less: Net Debt                           227.1  - 227.1
                                                       Implied Equity Value per Unit            $4.21  - $8.59
                                                       ---------------------------------------------------------------------------

----------
(1) Not a completed transaction; based on the Company's bid in current auction.

(2)   Original acquisition that formed the core of the Company's assets.

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                                      -66-

                                                Comparable Transactions Analysis

================================================================================
o There is an inverse relationship between the per-unit sales price and the size of timberlands transactions

      o     This relationship is known as the "wholesale discount"


      o     This discount reflects several factors

      o Larger tracts cannot be completely harvested in the short-term, which delays the anticipated earnings stream

      o This delay creates holding risk relating to possible negative events (e.g., forest fire)

      o More liquid market for smaller timberland parcels than for larger transactions

      o     Higher transaction costs for smaller properties

o This impact of the size discount could be on the order of 50% on a transaction of the Company's size (1.8 billion board feet) when compared to smaller asset sales

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                                      -67-

                                                Comparable Transactions Analysis

Timberland Acquisition Size Discount
================================================================================

  [The following information was depicted as a chart in the printed material]

               Pacific Northwest       South
               -----------------       -----
                         38            1,316
                          5            1,915
                          0            3,165
                          2            1,522
                         56            1,071
                         91              802
                        194            2,046
                         75            1,453
                        412              752
                        133            1,226
                        969              733
                         83              941
                        460              870
                         13              744
                          5            1,832
                        244              836
                         16            1,204
                         13            1,162
                         52              966
                        278              653
                      8.041            1,300
                     12.428            1,107

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                                      -68-

================================================================================

                          ----------------------------
                           Minority Close-out Analysis
                          ----------------------------


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                                      -69-

                                                     Minority Close-out Analysis

Minority Close-out Analysis ($ in millions)
================================================================================

                                                                                        % Stock Premium Before Announce.
  Date                                                                    Transaction   --------------------------------       %
Announced   Target                          Acquiror                       Value($MM)   1 Day  30 Days  60 Days  90 Days   Acquired
---------   ------                          --------                       ----------   -----  -------  -------  -------   --------
12/29/00    Berlitz International           Benesse Corp.                    $105.0       45%      9%      18%       8%       24.4%
10/27/00    Azurix Corp.                    Enron Corp.                       330.1      135%     91%       2%      12%       33.0%
09/21/00    Hertz Corp.                     Ford Motor Co.                    706.5      105%    156%      94%      57%       18.5%
07/09/00    Life Technologies Inc(Dexter)   Invitrogen Corp                   401.7       19%     21%      15%      19%       25.0%
04/24/00    Cherry Corp                     Investor Group*                   144.0      103%     45%      76%     136%       48.9%
03/21/00    Travelers Property Casualty     Citigroup Inc                   2,449.3       25%     26%      29%      18%       15.0%
03/17/00    Vastar Resources Inc            BP Amoco PLC                    1,575.7       16%     55%      48%      42%       18.0%
03/14/00    Howmet International Inc        Alcoa Inc                         349.3       14%     14%      16%      48%       15.4%
02/22/00    IXnet Inc(IPC Information)      Global Crossing Ltd               876.9       18%     94%     214%     257%       27.0%
02/02/00    Thermo Instrument Systems Inc   Thermo Electron Corp              831.7       27%     75%      94%      75%       15.0%
01/31/00    Thermo BioAnalysis(Thermo)      Thermo Instrument Systems Inc     167.9       51%     49%      62%      52%       16.0%
01/31/00    Thermedics(Thermo Electron)     Thermo Electron Corp              169.2       76%    106%      90%      73%       26.0%
01/19/00    Trigen Energy Corp              Elyo(Suez Lyonnaise des Eaux)     159.2       38%     37%       4%      30%       47.3%
10/21/99    Student Loan Corporation        Citigroup Inc                     180.0       11%      2%      (1%)      9%       20.0%
04/01/99    Aqua Alliance Inc               Vivendi SA                        117.1       29%    158%      45%      55%       17.0%
03/24/99    Knoll Inc(Warburg, Pincus)      Warburg, Pincus Ventures Inc      490.8       84%     25%      (5%)     (4%)      40.0%
03/21/99    Spelling Entertainment Group    Viacom Inc(Natl Amusements)       191.6        8%     47%      34%      36%       19.1%
10/27/98    Citizens Corp(Hanover Ins Co)   Allmerica Financial Corp          212.4       21%     29%      22%       7%       18.0%
10/22/98    BA Merchant Svcs(BankAmerica)   Bank of America National Trust    339.4       47%     69%      11%       7%       32.8%
09/08/98    PEC Israel Economic Corp        Investor Group*                   125.0       60%     45%      61%      55%       18.7%
04/30/98    Mycogen Corp(Dow AgroSciences)  Dow AgroSciences(Dow Chemical)    379.3       42%     49%      42%      46%       31.7%
03/27/98    Intl Specialty Prods            ISP Holdings Inc                  324.5        4%     18%      20%      26%       16.0%
03/17/98    BET Holdings Inc                Investor Group*                   462.3       16%     14%      18%      21%       42.0%
03/02/98    Coleman Co Inc                  Sunbeam Corp                      486.0       49%    122%     137%     103%       18.0%
01/22/98    BT Office Products Intl Inc     Koninklijke KNP BT NV             138.1       33%     45%      30%      62%       30.0%
09/18/97    Guaranty National Corp          Orion Capital Corp                117.2       11%     32%      47%      71%       22.7%
06/20/97    Wheelabrator Technologies Inc   Waste Management Inc              869.7       27%     25%      28%       8%       33.0%
06/02/97    Acordia Inc(Anthem Inc)         Anthem Inc                        193.2       13%     26%      23%      43%       33.2%
05/14/97    Enron Global Power & Pipelines  Enron Corp                        428.0       12%     23%      12%      26%       48.0%
02/25/97    Fina Inc                        Petrofina SA                      257.0       20%     16%      25%      13%       14.6%
02/20/97    NHP Inc(Apartment Investment)   Apartment Investment & Mgmt Co    114.5       28%     22%      16%      16%       44.9%
01/28/97    Calgene Inc(Monsanto Co)        Monsanto Co                       242.6       62%     44%      62%      64%       43.7%
01/21/97    Mafco Consolidated Grp(Mafco)   Mafco Holdings Inc                116.8       24%     24%      26%      12%       15.0%
01/13/97    Zurich Reinsurance Centre       Zurich Versicherungs GmbH         319.0       17%     17%      20%      23%       34.0%
                                            ---------------------------------------------------------------------------------------
                                            Overall Median                              27.0%   32.4%    28.2%    26.5%       24.7%
                                            Implied TIMBZ Share Price
                                              with Median Premium                       $8.18  $13.57   $13.38   $12.25
                                            ---------------------------------------------------------------------------------------

----------
Note: Reflects  transaction  sizes of between $100 million and $3 billion  since
      1996 in which the acquiror owned more than 50% of the target prior to the transaction and closed out the remaining stake.

*     Represents management buy-out.

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

================================================================================

                        -------------------------------
                              Equity Analyst Views
                        -------------------------------

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
                                                            Equity Analyst Views


Analyst Views
================================================================================

                         Date of        Target       FY 2001E          FY 2002E
   Analyst/Firm        Last Report       Price       EPS   P/E         EPS  P/E                         Comments
   ------------        -----------       -----       ---------         -------         -----------------------------------------
Luisa Lau               04/24/01          $6.00    ($0.50) / NM         NA   NA        Rating: Underperform
Salomon Smith
Barney                                                                                 "Lowering our price target for TIMBZ to
                                                                                       $6.... Following our reassessment of the
                                                                                       estimated value of the company's
                                                                                       timberland holdings"

                                                                                       "we continue to believe there lies
                                                                                       increasing risk that the company may not
                                                                                       generate sufficient cash flow to cover
                                                                                       interest payments and cash distributions
                                                                                       at current levels on a sustainable basis
                                                                                       without compromising the longer term
                                                                                       value of its assets"

Luisa Lau               01/29/01          $9.00    ($0.50) / NA         NA   NA        Rating: Neutral, Speculative
Salomon Smith
Barney                                                                                 "We are taking this opportunity to lower
                                                                                       our 2001 estimate to ($0.50) from
                                                                                       ($0.35) primarily based on our
                                                                                       assumptions for lower volumes."

                                                                                       "We recently downgraded our investment
                                                                                       rating for U.S. Timberlands from
                                                                                       Neutral, Speculative to Outperform, High
                                                                                       Risk given the lack of earnings and cash
                                                                                       flow visibility going forward."


                                                                                       "Although we expect wood products
                                                                                       pricing to improve gradually in 2001 vs.
                                                                                       2000, we do not believe it will be
                                                                                       enough to improve TIMBZ's overall
                                                                                       position...the downside risk outweighs
                                                                                       any upside potential."

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

================================================================================

                          ----------------------------

                                  WACC Analysis

                          ----------------------------

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

                                                                   WACC Analysis

WACC Comparables
================================================================================

                            Projected  Adjusted      Market    Debt/
                             Levered    Market       Equity    Equity  Unlevered
Company                      Beta(1)    Value         Value    Ratio    Beta(2)
-------                      -------    -----         -----    -----    -------
--------------------------------------------------------------------------------
U.S. Timberlands              0.34      $252.5        $72.0    250.7%    0.13
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Crown Pacific Partners        0.68       803.3(3)     242.4    231.4%    0.28
Deltic Timber                 0.51       444.3        327.6     35.6%    0.42
Fletcher Challenge Forests    0.78       533.2        339.2     57.2%    0.58
Plum Creek Timber             0.58     2,648.8      1,989.7     33.1%    0.48
Pope Resources                0.28       143.8         85.4     68.5%    0.20
The Timber Company            0.73     3,601.1      2,980.1     20.8%    0.64
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Mean (excl. UST)              0.59    $1,362.4       $994.1     74.4%    0.43
Median (excl. UST)            0.63       668.3        333.4     46.4%    0.45
--------------------------------------------------------------------------------

----------
(1) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available

(2)   Unlevered Beta = Projected Levered Beta / (1 + (Debt / Equity * (1 - Tax
      Rate))

(3) For Crown Pacific, adjusted market value assumes that the fair market value of debt is 80% of par based on an examination of credit statistics

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

                                                                   WACC Analysis

WACC Comparables (Cont'd)
================================================================================

                               Projected                                            Cost of     Weighted
                                Levered    Debt/     Debt/   Cost of  Cost of         Debt     Avg. Cost
Company                         Beta(2)   Capital   Equity   Equity    Debt(3)      After-tax  of Capital
-------                         -------   -------   ------   ------    -------      ---------  ----------
---------------------------------------------------------------------------------------------------------
U.S. Timberlands                 0.34      71.5%    250.7%     8.8%    14.7%          9.1%        9.0%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Crown Pacific Partners           0.68      69.8%    231.4%    11.3%    14.0%(4)       8.7%        9.5%
Deltic Timber                    0.51      26.3%     35.6%     9.8%     7.1%          4.4%        8.4%
Fletcher Challenge Forests       0.78      36.4%     57.2%    12.2%     9.2%          5.7%        9.8%
Plum Creek Timber                0.58      24.9%     33.1%    10.1%    11.1%          6.9%        9.3%
Pope Resources                   0.28      40.6%     68.5%     8.2%     9.7%          6.0%        7.3%
The Timber Company               0.73      17.2%     20.8%    11.3%     8.1%          5.0%       10.2%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Mean (excl. UST)                 0.59      35.9%     74.4%    10.5%     9.9%          6.1%        9.1%
Median (excl. UST)               0.63      31.3%     46.4%    10.7%     9.4%          5.9%        9.4%
---------------------------------------------------------------------------------------------------------

Marginal Tax Rate  Risk Free Rate(5)  Equity Risk Premium(6)    Size Premium(7)
-----------------  -----------------  ----------------------    ---------------
     38.0%              5.24%                  7.4%             Mid-cap     1.0%
                                                                Low-cap     1.5%
                                                                Micro-cap   3.0%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations

(2) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available

(3) Cost of debt assumed to be to equal the outstanding instruments' Yield to Maturity, when available, or the instruments' coupon rate when YTM is not available

(4) Represents an estimate of yield to maturity based on estimated credit statistics (Crown Pacific's actual weighted average coupon is 9.1%)

(5)   10 year U.S. Treasury as of 7/12/01

(6) Equity risk premium is based on the differences of historical arithmetic mean returns from 1926-2000 on large company stock total returns less intermediate bond income returns

(7) Sizepremiums arebasedonthefollowingmarket capitalizations: Mid-cap ($840 million to $4 144 million) Low-cap ($192 million to $840 million) and Micro-cap (less than $192 million)

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                                                                   WACC Analysis

WACC Analysis
================================================================================

Capital Structure       Cost of Equity           Cost of Debt
-----------------       --------------           ------------          Wtd. Avg.
 Debt/     Debt/      Relevered  Cost of       Before     After        Cost of
Capital   Equity       Beta (2)  Equity          Tax       Tax         Capital
-------   ------       --------  ------          ---       ---         -------
   0%        0%          0.25      7.1%         11.5%      7.1%          7.1%
  10%       11%          0.27      7.2%         12.0%      7.4%          7.2%
  20%       25%          0.29      7.4%         12.5%      7.8%          7.5%
  30%       43%          0.32      7.6%         13.0%      8.1%          7.7%
  40%       67%          0.35      7.9%         13.5%      8.4%          8.1%
  50%      100%          0.41      8.2%         14.0%      8.7%          8.5%
  60%      150%          0.48      8.8%         14.5%      9.0%          8.9%
  70%      233%          0.61      9.8%         15.0%      9.3%          9.4%

Marginal Tax Rate           Risk Free Rate (3)          Market Risk Premium (4)
-----------------           ------------------          -----------------------
      38.0%                       5.24%                          10.4%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations

(2)   Relevered Beta = Unlevered Beta * (1+ Debt/Equity Ratio * (1 - Tax Rate))

(3)   10 year U.S. Treasury as of 7/12/01

(4) Market risk premium is calculated as the arithmetic difference between the long-term rate of return on common stocks from 1926 - 2000 and the expected micro-capitalization equity size premium from companies with market capitalizations below $192 million

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                                                                   WACC Analysis

WACC Analysis (Cont'd)
================================================================================

o Reviewed the Company's projected beta of 0.13 based on a limited trading history

o     Selected Crown Pacific as the most applicable comparable company

      o     Crown Pacific's projected unlevered beta is 0.28

o Conservatively selected 0.25 as the unlevered beta for the WACC analysis, which is within the range of the Company's and Crown Pacific's projected unlevered betas

o Pope Resources also has its volatility substantially driven off of timber sales and timber prices

      o     As such, its volatility should parallel U.S. Timberlands and Crown
            Pacific

      o     Pope's unlevered beta is 0.20

o An unlevered beta of 0.25 yields a WACC of 8.5% to 9.4% at a range of debt/capital ratios of 50% to 70%

o The cost of debt is based upon the Company's publicly traded high-yield notes

      o     14.7% on a YTM basis

      o     The Company has a debt/capital ratio of 71%

o Plum Creek and Deltic Timber are less relevant for the WACC analysis because their businesses include more volatile earnings from mill sales and processed wood products

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